                                                                   EXHIBIT 4.1

================================================================================

                          THE DERBY CYCLE CORPORATION
                             LYON INVESTMENTS B.V.

                           10% Senior Notes due 2008



                                  $100,000,000

                                   ___________

                                   INDENTURE



                            Dated as of May 14, 1998



                                   ___________


                       IBJ SCHRODER BANK & TRUST COMPANY,

                                    Trustee

================================================================================

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
                                   ARTICLE 1

                  Definitions and Incorporation by Reference
                  ------------------------------------------


SECTION 1.01.  Definitions..............................................   1
SECTION 1.02.  Other Definitions........................................  29
SECTION 1.03.  Incorporation by Reference of Trust
                Indenture Act...........................................  29
SECTION 1.04.  Rules of Construction....................................  30

                                   ARTICLE 2

                                The Securities
                                --------------

SECTION 2.01.  Form and Dating..........................................  31
SECTION 2.02.  Execution and Authentication.............................  31
SECTION 2.03.  Registrar and Paying Agent...............................  32
SECTION 2.04.  Paying Agent to Hold Money in Trust......................  33
SECTION 2.05.  Securityholder Lists.....................................  33
SECTION 2.06.  Transfer and Exchange....................................  33
SECTION 2.07.  Replacement Securities...................................  34
SECTION 2.08.  Outstanding Securities...................................  35
SECTION 2.09.  Temporary Securities.....................................  35
SECTION 2.10.  Cancelation..............................................  36
SECTION 2.11.  Defaulted Interest.......................................  36
SECTION 2.12.  CUSIP Numbers............................................  36
SECTION 2.13.  Currency Indemnity.......................................  36

                                   ARTICLE 3

                                  Redemption
                                  ----------

SECTION 3.01.  Notices to Trustee.......................................  37
SECTION 3.02.  Selection of Securities To Be Redeemed...................  37
SECTION 3.03.  Notice of Redemption.....................................  38
SECTION 3.04.  Effect of Notice of Redemption...........................  39
SECTION 3.05.  Deposit of Redemption Price..............................  39
SECTION 3.06.  Securities Redeemed in Part..............................  39

                                   ARTICLE 4

                                   Covenants
                                   ---------

SECTION 4.01.  Payment of Securities....................................  40
SECTION 4.02.  Reports to Holders of Securities.........................  40
SECTION 4.03.  Limitation on Indebtedness...............................  40
SECTION 4.04.  Limitation on Restricted Payments........................  43
SECTION 4.05.  Limitation on Restrictions on
               Distributions
                from Restricted Subsidiaries............................  47
SECTION 4.06.  Limitation on Sales of Assets and
                Subsidiary Stock........................................  49
SECTION 4.07.  Limitation on Transactions with
                Affiliates..............................................  53
SECTION 4.08.  Change of Control........................................  54
SECTION 4.09.  Compliance Certificate...................................  56
SECTION 4.10.  Further Instruments and Acts.............................  56
SECTION 4.11.  Future Note Guarantors...................................  56
SECTION 4.12.  Limitation on Lines of Business..........................  57
SECTION 4.13.  Limitation on the Sale or Issuance of
                Capital Stock of Restricted  Subsidiaries...............  57
SECTION 4.14.  Limitation on Liens......................................  57
SECTION 4.15.  Limitation on Sale/Leaseback Transactions................  57
SECTION 4.16.  Additional Amounts; Withholding Taxes....................  58

                                   ARTICLE 5

                           Merger and Consolidation
                           ------------------------

SECTION 5.01.  When Issuers May Merge or Transfer Assets................  59

                                   ARTICLE 6

                             Defaults and Remedies
                             ---------------------

SECTION 6.01.  Events of Default........................................  61
SECTION 6.02.  Acceleration.............................................  63
SECTION 6.03.  Other Remedies...........................................  64
SECTION 6.04.  Waiver of Past Defaults..................................  64
SECTION 6.05.  Control by Majority......................................  64
SECTION 6.06.  Limitation on Suits......................................  65
SECTION 6.07.  Rights of Holders to Receive Payment.....................  65
SECTION 6.08.  Collection Suit by Trustee...............................  65
SECTION 6.09.  Trustee May File Proofs of Claim.........................  65
SECTION 6.10.  Priorities...............................................  66
SECTION 6.11.  Undertaking for Costs....................................  66
SECTION 6.12.  Waiver of Stay or Extension Laws.........................  67

                                   ARTICLE 7

                                    Trustee
                                    -------

SECTION 7.01.  Duties of Trustee........................................  67
SECTION 7.02.  Rights of Trustee........................................  68
SECTION 7.03.  Individual Rights of Trustee.............................  69
SECTION 7.04.  Trustee's Disclaimer.....................................  69
SECTION 7.05.  Notice of Defaults.......................................  69
SECTION 7.06.  Reports by Trustee to Holders............................  70
SECTION 7.07.  Compensation and Indemnity...............................  70
SECTION 7.08.  Replacement of Trustee...................................  71
SECTION 7.09.  Successor Trustee by Merger..............................  72
SECTION 7.10.  Eligibility; Disqualification............................  72
SECTION 7.11.  Preferential Collection of Claims
                Against the Issuers.....................................  72

                                   ARTICLE 8

                      Discharge of Indenture; Defeasance
                      ----------------------------------

SECTION 8.01.  Discharge of Liability on Securities; Defeasance.........  73
SECTION 8.02.  Conditions to Defeasance.................................  74
SECTION 8.03.  Application of Trust Money...............................  76
SECTION 8.04.  Repayment to the Issuers.................................  76
SECTION 8.05.  Indemnity for Government Obligations.....................  76
SECTION 8.06.  Reinstatement............................................  76


                                   ARTICLE 9

                                   Amendments
                                   ----------

SECTION 9.01.  Without Consent of Holders...............................  77
SECTION 9.02.  With Consent of Holders..................................  78
SECTION 9.03.  Compliance with Trust Indenture Act......................  79
SECTION 9.04.  Revocation and Effect of Consents and Waivers............  79
SECTION 9.05.  Notation on or Exchange of Securities....................  79
SECTION 9.06.  Trustee to Sign Amendments...............................  80
SECTION 9.07.  Payment for Consent......................................  80

                                  ARTICLE 10

                                Note Guarantees
                                ---------------

SECTION 10.01. Execution of Supplemental Indenture for
                Future Note Guarantors..................................  80

                                  ARTICLE 11

                                 Miscellaneous
                                 -------------

SECTION 11.01.  Trust Indenture Act Controls............................  81
SECTION 11.02.  Notices.................................................  81
SECTION 11.03.  Communication by Holders with Other Holders.............  82
SECTION 11.04.  Certificate of Opinion as to Conditions Precedent.......  82
SECTION 11.05.  Statements Required in Certificate or Opinion...........  82
SECTION 11.06.  When Securities Disregarded.............................  83
SECTION 11.07.  Rules by Trustee, Paying Agent and Registrar............  83
SECTION 11.08.  Legal Holidays..........................................  83
SECTION 11.09.  Governing Law...........................................  83
SECTION 11.10.  Jurisdiction............................................  84
SECTION 11.11.  No Personal Liability of Directors, Officers,
                  Employees and Stockholders............................  84
SECTION 11.12.  Successors..............................................  85
SECTION 11.13.  Multiple Originals......................................  85
SECTION 11.14.  Table of Contents; Headings.............................  85


Appendix A -  Provisions Relating to Initial Securities,
                Private Exchange Securities and Exchange Securities Exhibit A - Form of Initial Security
Exhibit B  -  Form of Exchange Security
Exhibit C  -  Form of Supplemental Indenture
Exhibit D  -  Form of Transferee Letter of Representation

                    INDENTURE dated as of May 14, 1998 among THE DERBY CYCLE
               CORPORATION, a Delaware corporation ("DCC"), LYON INVESTMENTS B.V., a Company organized under the laws of The Netherlands and a wholly owned subsidiary of DCC, which was formerly known as LYON CYCLE B.V. ("Lyon" and, together with DCC, the "Issuers"), as issuers, and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as trustee (the "Trustee").


          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Issuers' 10% Senior Notes due 2008 issued on the date hereof (the "Initial Securities"), (ii) if and when issued as provided in the Registration Agreement (as defined in Appendix A hereto (the "Appendix"), the Issuers' 10% Senior Notes due 2008 issued in the Registered Exchange Offer (as defined herein) in exchange for any Initial Securities (the "Exchange Securities") and (iii) if and when issued as provided in the Registration Agreement, the Private Exchange Securities (as defined herein, and together with the Initial Securities and any Exchange Securities issued hereunder, the "Securities") issued in the Private Exchange (as defined in the Appendix). Except as otherwise provided herein, the Securities shall be limited to $100,000,000 in aggregate principal amount outstanding.


                                   ARTICLE 1

                  Definitions and Incorporation by Reference
                  ------------------------------------------

          SECTION 1.01.  Definitions.
                         ------------

          "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by DCC or a Restricted Subsidiary in a Related Business, (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by DCC or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided,
                                                                     --------
however, that any such Restricted Subsidiary described in clause (ii) or (iii)
-------
above is primarily engaged in a Related Business.

          "Additional Payment" means the contingent payment of up to $10,000,000 payable to DFS pursuant to the Recapitalization Agreement.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of DCC or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Asset Disposition" means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by DCC or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than DCC or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of DCC or any Restricted Subsidiary or (iii) any other assets of DCC or any Restricted Subsidiary outside of the ordinary course of business of DCC or such Restricted Subsidiary; provided, however, that Asset Dispositions shall not
                            --------  -------
include (A) a disposition by a Restricted Subsidiary to DCC or by DCC or a Restricted Subsidiary to a Wholly Owned Subsidiary, (B) for purposes of Section
4.06 only, a disposition subject to Section 4.04, (C) a disposition of assets with a fair market value of less than $500,000, (D) the disposition of all or substantially all of the assets of the Issuers as permitted under Article 5 or any disposition that constitutes a Change of Control, (E) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (F) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry, (G) the licensing of intellectual property, (H) disposals or replacements of obsolete, uneconomical, negligible, worn out or surplus property in the ordinary course of business and (I) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of the term "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof. For the purposes of clause (I), Purchase Money Securities shall be deemed to be cash.

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

          "Bank Indebtedness" means any and all amounts payable under or in respect of the Revolving Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to either of the Issuers whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

          "board of directors" means the board of directors or similar governing body of either of the Issuers or any Restricted Subsidiary, or any committee thereof duly authorized to act on behalf of such board of directors or governing body.

          "Business Day" means a day other than a Saturday, Sunday or other day on which the banking institutions in the United States, Germany, Luxembourg or The Netherlands or any place of payment are authorized or required by law to close.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of, or interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with U.S. GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with U.S. GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

          "Change of Control" means the occurrence of any of the following events:

          (i) prior to an Initial Public Offering, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of DCC, whether as a result of issuance of securities of DCC, any merger, consolidation, liquidation or dissolution of DCC, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause
     (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

          (ii) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of DCC and (B) the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of DCC than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of DCC (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation;

          (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of DCC (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of DCC was approved by a vote of at least 50% of the directors of DCC then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office;

          (iv) the adoption of a plan relating to the liquidation or dissolution of either of the Issuers; or

          (v) the merger or consolidation of DCC with or into another Person (other than Lyon) or the merger of another Person (other than Lyon) with or into DCC, or the sale of all or substantially all the assets of DCC to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of DCC that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of DCC are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

          "Closing Date" means the date of this Indenture.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the United States Securities and Exchange
Commission.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (A) if DCC or any Restricted Subsidiary has Incurred any
--------  -------
Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if DCC or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any

Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if DCC or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (C) if, since the beginning of such period (including on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio), DCC or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of DCC or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to DCC and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent DCC and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (D) if, since the beginning of such period, DCC or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period (and irrespective of the method (purchase or pooling) of accounting for such Investment or acquisition of assets) and (E) if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into DCC or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by DCC or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For all purposes of the foregoing definition, with respect to any EBITDA (or component thereof) and any Consolidated Interest Expense (unless subject to a Currency Agreement covering principal, premium, if any, and interest payable on such Indebtedness) denominated in a currency other than U.S. dollars, the amount of such EBITDA (or component thereof) or Consolidated Interest Expense shall be calculated at the relevant currency exchange rate in effect on the date of determination. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of DCC. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

          "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of DCC and its Consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a Consolidated basis, after eliminating (i) all intercompany items between DCC and any Restricted Subsidiary and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with U.S. GAAP consistently applied.

          "Consolidated Interest Expense" means, for any period, the total interest expense of DCC and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by DCC or its Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of any Sale/Leaseback Transaction, (ii) the earned discount or yield with respect to any sale of receivables or equipment by any Securitization Entity in connection with any Qualified Securitization Transaction, (iii) amortization of debt discount and debt issuance cost other than as related to the Recapitalization, (iv) capitalized interest, (v) non-cash interest expense, (vi) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (vii) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by DCC or any Restricted Subsidiary, (viii) net costs associated with Hedging Obligations (including amortization of fees), (ix) dividends in respect of (A) all Preferred Stock of DCC and any of its Subsidiaries and (B) Disqualified Stock of DCC, in the case of clause (A), other than non-cash dividends, and, in the case of each of clauses (A) and (B), to the extent held by Persons other than DCC or a Wholly Owned Subsidiary, (x) interest Incurred in connection with investments in discontinued operations and (xi) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than DCC) in connection with Indebtedness Incurred by such plan or trust. Notwithstanding the foregoing, for the purposes of Section 4.03 only, there shall be excluded from Consolidated Interest Expense all non-cash interest payable in respect of the Additional Payment.

          "Consolidated Net Income" means, for any period, the net income of DCC and its Consolidated Subsidiaries for such period; provided, however, that there
                                                   --------  -------
shall not be included in such Consolidated Net Income:

          (i) any net income of any Person (other than DCC) if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the equity of DCC in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to DCC or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the equity of DCC in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (ii) any net income (or loss) of any Person acquired by DCC or any of its Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition;

          (iii) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to DCC, except that (A) subject to the limitations contained in clause (iv) below, the equity of DCC in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to DCC or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause (iii)); provided, however, that, for purposes of determining the
                    --------  -------
     Consolidated Coverage Ratio, any net income of any Restricted Subsidiary subject only to any such direct or indirect restrictions on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to DCC that are permitted pursuant to Section 4.05 shall be included in Consolidated Net Income; and provided further, that,
                                                       ----------------
     for purposes of

     Section 4.04 the amount of Consolidated Net Income of DCC and its Consolidated Subsidiaries to be included pursuant to Section 4.04(a)(3)(A) shall be increased by 100% of any increase in Consolidated Net Income resulting from cash distributions from Restricted Subsidiaries, but only to the extent that such increase in Consolidated Net Income does not cause the amount of Consolidated Net Income included pursuant to such Section 4.04(a)(3)(A) to exceed the amount of Consolidated Net Income that would have been included if this clause (iii) were inapplicable to the net income of Restricted Subsidiaries which are the source (direct or indirect) of such cash distributions; provided, further, however, that, for purposes of
                              --------  -------  -------
     the immediately foregoing proviso as it applies to amounts available for
                               -------
     Restricted Investments, the Restricted Subsidiaries shall be deemed to have distributed cash to DCC that they could have distributed to DCC (to the extent such amount exceeds the cash distributions actually made); provided
                                                                       --------
     that any resulting increase in Consolidated Net Income shall be subject to the overall limitation on increases set forth in such proviso and (B) the equity of DCC in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (iv) any gain or loss realized upon the sale or other disposition of any asset of DCC or any of its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person together with any related tax effects according to U.S. GAAP associated with the foregoing;

          (v)    any extraordinary gain or loss;

          (vi) any gain or loss included in other income that is attributable to Hedging Obligations;

          (vii)  any gain or loss that is attributable to minority interests;
     and

          (viii) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to DCC or any Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D).

          "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of DCC and its Consolidated Restricted Subsidiaries, determined on a Consolidated basis in accordance with U.S. GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of: (i) minority interests in consolidated Subsidiaries held by Persons other than DCC or a Restricted Subsidiary; (ii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the board of directors of DCC; (iii) any revaluation or other write-up in book value of assets subsequent to the Closing Date as a result of a change in the method of valuation in accordance with U.S. GAAP consistently applied; (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (v) treasury stock; (vi) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (vii) Investments in and assets of Unrestricted Subsidiaries.

          "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of DCC and its Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of DCC ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of DCC plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

          "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of DCC in accordance with U.S. GAAP consistently applied; provided, however, that "Consolidation" shall not include
                      --------  -------
consolidation of the accounts of any Unrestricted Subsidiary, but the interest of DCC or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

          "Contribution Indebtedness" means unsecured Indebtedness of DCC incurred in connection with the acquisition of all or substantially all the Capital Stock or assets of a Related Business in an aggregate principal amount not greater than the aggregate amount of cash contributions made to the capital of DCC, which amount shall not, in any event, exceed $40,000,000 in the aggregate; provided that such Contribution
           --------

Indebtedness (i) has a Stated Maturity later than the Stated Maturity of the Securities, (ii) is Incurred substantially concurrently with such cash contributions and (iii) is so designated as Contribution Indebtedness pursuant to an Officers' Certificate delivered on the date of Incurrence.

          "Corporate Trust Office of the Trustee" means the office at which the corporate trust business of the Trustee is principally administered.

          "Currency Agreement" means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or beneficiary.

          "DCC" means The Derby Cycle Corporation, a corporation organized under the laws of the State of Delaware.

          "DC Cycle" means DC Cycle, L.L.C., a limited liability company organized under the laws of the State of Delaware.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default, all as described in Section 6.01.

          "Derby Holdings South Africa" means Derby Investment Holdings (Pty) Limited.

          "Designated Non-Cash Consideration" means any non-cash consideration received by DCC or any of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officers' Certificate executed by the Principal Executive Officer and the Principal Financial Officer of DCC or such Restricted Subsidiary.

          "DFS" means Derby Finance S.a.r.l., a corporation (societe a responsibilite limitee) organized under the laws of the Grand Duchy of Luxembourg.

          "DICSA" means Derby International Corporation S.A., a corporation (societe anonyme) organized under the laws of the Grand Duchy of Luxembourg.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding capital stock which is convertible or exchangeable solely at the option of DCC or any of its Restricted Subsidiaries) or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that only the
                                          --------  -------
portion of Capital Stock which so matures is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided,
                                                                     --------
further, that any Capital Stock that would not constitute Disqualified Stock but
-------
for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.06 and 4.08.

          "Domestic Subsidiary" means any Restricted Subsidiary other than a Foreign Subsidiary.

          "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense of DCC and its Consolidated Restricted Subsidiaries, (ii) Consolidated Interest Expense, (iii) depreciation expense of DCC and its Consolidated Restricted Subsidiaries, (iv) amortization of DCC and its Consolidated Restricted Subsidiaries (excluding amortization attributable to a prepaid cash item that was paid in a prior period), (v) all other non-cash charges of DCC and its Consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period, (vi) all one time cash payments made for the payment (and amortization thereof) of fees, expenses and charges incurred in connection with the Recapitalization in an amount not to exceed $5,700,000 and (vii) all expenses attributable to achieving Year 2000 compliance in an aggregate principal amount not to exceed $1,900,000, less all amounts attributable to the amortization into income of the transition asset related to the defined benefit pension plans of DCC and its Subsidiaries, which transition asset was recognized upon the adoption of Statement of Financial Accounting Standards No. 87. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, any Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to DCC by such Restricted Subsidiary without prior approval (that has not been obtained) pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement, to be dated the Closing Date, among the Issuers and the Initial Purchasers.

          "Exchange Securities" means, collectively, debt securities of the Issuers that are identical in all material respects to the Securities, except for transfer restrictions relating to the Securities, issued in a like aggregate principal amount of the Securities originally issued pursuant to the Exchange and Registration Rights Agreement.

          "Excluded Assets" means the assets identified in the Recapitalization Agreement as the assets to be transferred and sold to one or more affiliates of DICSA and DFS.

          "Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States or any State thereof or the District of Columbia.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term
                                          --------  -------
"Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Currency Agreement or Interest Rate Agreement.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a
            --------  -------
Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary of such other Person. The term "Incurrence" when used as a noun has a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

          (i) the principal of and premium, if any, in respect of indebtedness of such Person for borrowed money;

          (ii) the principal of and premium, if any, in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

          (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except accrued expenses and Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

          (v) all Capitalized Lease Obligations and all Attributable Debt of such Person;

          (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be
     --------  -------
     the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;

          (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person; or

          (ix) all obligations of the type referred to in clauses (i) and (ii) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

          The amount of indebtedness of any person at any date shall be determined as set forth above or otherwise in accordance with U.S. GAAP. For purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Indebtedness but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Initial Public Offering" means the first underwritten public offering of common stock (or ordinary shares) by either of the Issuers pursuant to a registration statement filed with the Commission in accordance with the Securities Act for aggregate net cash proceeds of at least $10,000,000.

          "Initial Purchasers" means Chase Securities Inc., Chase Manhattan Bank AG and Chase Manhattan International Limited.

          "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or is a beneficiary.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit

(including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.04, (i) "Investment" shall include the portion (proportionate to the equity interest of DCC in such Subsidiary) of the fair market value of the net assets of any Subsidiary of DCC at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that, upon a redesignation of
                            --------  -------
such Subsidiary as a Restricted Subsidiary, DCC shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the "Investment" of DCC in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the equity interest of DCC in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the board of directors of DCC.

          "Investor Group" means, collectively, Thayer, Perseus and DICSA.

          "Issue Date" means the date on which the Initial Securities are originally issued.

          "Issuers" means each of DCC and Lyon until replaced by a successor and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Lyon" means Lyon Investments B.V., a company organized under the laws of The Netherlands and a Wholly Owned Subsidiary, which was formerly known as Lyon Cycle B.V.

          "MS Sport Group" means, collectively, MS Sport Vertriebs AG and MS Sport Vertriebs GmbH.

          "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form, and excluding Designated Non-Cash Consideration) therefrom, in each case net of (i) all legal, accounting and investment banking fees, and sales commissions, and all title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, local and foreign taxes required to be paid or accrued as a liability under U.S. GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries of DCC or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the seller as a reserve, in accordance with U.S. GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by DCC or any Restricted Subsidiary after such Asset Disposition.

          "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Non-Recourse Indebtedness" means Indebtedness (i) as to which neither DCC nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of DCC or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its state of maturity and (iii) as to which the lenders have been notified in writing they shall not have recourse to the shares or assets of DCC or any of its Restricted Subsidiaries.

          "Note Guarantee" means each Guarantee of the obligations with respect to the Securities issued by a Subsidiary of DCC pursuant to the terms of this Indenture.

Each such Note Guarantee shall be evidenced by delivery of a supplemental indenture substantially in the form of Exhibit C hereto.

          "Note Guarantor" means any Person that has issued a Note Guarantee.

          "Officer" means the Chairman of the Board, the Principal Executive Officer, the Principal Financial Officer, the President, any Vice President, the Treasurer or the Secretary of either of the Issuers, or any of the Restricted Subsidiaries, as the case may be.

          "Officers' Certificate" means a certificate signed by two Officers of either of the Issuers, or any of the Restricted Subsidiaries, as the case may be.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, DCC or the Trustee.

          "Permitted Holders" means DC Cycle, Perseus Cycle and DFS, any of their respective Affiliates, any Person who is a beneficial owner of DC Cycle, Perseus Cycle or DFS on the Closing Date, and any investment fund managed by Thayer or Perseus, and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Capital Stock of either of the Issuers.

          "Permitted Investment" means an Investment by DCC or any Restricted Subsidiary in (i) DCC, any Restricted Subsidiary or any Person that shall, upon the making of such Investment, become a Restricted Subsidiary; provided,
                                                               --------
however, that the primary business of such Restricted Subsidiary is a Related
-------
Business; (ii) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, DCC or any Restricted Subsidiary; provided,
                                                                   --------
however, that the primary business of such Person is a Related Business; (iii)
-------
Temporary Cash Investments; (iv) receivables owing to DCC or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however,
                                                           --------  -------
that such trade terms may include such concessionary trade terms as DCC or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of DCC or any Restricted Subsidiary and not exceeding $2,000,000 in the aggregate outstanding at any one time; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to DCC or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06; (ix) Investments existing on the Closing Date; (x) Hedging Obligations otherwise in compliance with this Indenture; (xi) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (xi) that are at the time outstanding, not to exceed $10,000,000 (with a fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and (xii) any Investment by DCC or a Subsidiary of DCC in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a
--------
Purchase Money Securities or an equity interest.

          "Permitted Liens" means, with respect to any Person, (i) Liens, pledges or deposits by such Person under worker's compensation laws, unemployment insurance and other types of social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (ii) statutory liens of landlords and other Liens imposed by law, including carriers', warehousemen's, suppliers', material men's, repairmen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (iii) Liens for taxes, assessments or governmental charges not yet due or payable or subject to penalties for non-payment on which are being contested in good faith by appropriate proceedings; (iv) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such
                                               --------  -------
letters of credit do not constitute Indebtedness; (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (vi) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided,
                             --------
however, that the Lien may not extend to any other property owned by such Person
-------
or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (vii) Liens to secure Indebtedness permitted pursuant to clause (b) of Section 4.03; (viii) Liens existing on the Closing Date; (ix) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that
                                                       --------  -------
such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided
                                                                --------
further, however, that such Liens may not extend to any other property owned by
-------  -------
such Person or any of its Subsidiaries; (x) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not
                               --------  -------
created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any
             -------- -------  -------
other property owned by such Person or any of its Subsidiaries; (xi) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person; (xii) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations; (xiii) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (vi),
(viii), (ix) and (x); provided, however, that (x) such new Lien shall be limited
                      --------  -------
to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (vi), (viii), (ix) or (x) at the time the original Lien became a Permitted Lien under this Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings. Notwithstanding the foregoing, "Permitted Liens" shall not include any Lien described in clause (vi), (ix) or (x) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.06; (xiv) judgment Liens not giving rise to an Event of Default; (xv) an interest or title of a lessor under any Capitalized Lease Obligation; (xvi) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xvii) liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit; (xviii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of DCC and its Restricted Subsidiaries; and (xix) Liens in favor of customers and revenue authorities arising as a matter of law to secure payment of customer duties. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Perseus" means Perseus Capital, L.L.C., a limited liability company organized under the laws of the State of Delaware.

          "Perseus Cycle" means Perseus Cycle, L.L.C., a limited liability company organized under the laws of the State of Delaware.

          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security that is due or overdue or is to become due at the relevant time.

          "Private Exchange Securities" means, collectively, debt securities of the Issuers that are identical in all material respects to the Exchange Securities, except for transfer restrictions relating to such Private Exchange Securities, issued by the Issuers (under the same indenture as the Exchange Securities) simultaneously with the delivery of the Exchange Securities in the Registered Exchange Offer to any Securityholder that holds any Securities acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or to any holder of Securities that is not entitled to participate in the Registered Exchange Offer, upon the request of any such holder, in exchange for a like aggregate principal amount of Securities held by such holder.

          "Public Equity Offering" means a primary public offering of common stock, ordinary shares or equivalent equity interests (other than Disqualified Stock) of either of the Issuers, following which shares of common stock, ordinary shares or equivalent equity interests, as the case may be, of such Issuer either (i) are listed on a nationally recognized stock exchange or automated quotation system in the United States, Canada or a member of the European Union or (ii) have been distributed in the United States by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

          "Public Market" means that at any time with respect to the common stock, ordinary shares or equivalent equity interests of either of the Issuers
(i) at least 10% of the total issued and outstanding common stock, ordinary shares or equivalent equity interests of such Issuer has been distributed prior to such time by means of an effective registration statement under the Securities Act or (ii) an established public trading market otherwise exists for any such common stock, or ordinary shares or equivalent equity interests.

          "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) incurred to finance the acquisition by DCC or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that such Indebtedness
                                      --------  -------
is incurred within 180 days after the acquisition by DCC or such Restricted Subsidiary, as the case may be, of such asset.

          "Purchase Money Securities" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from DCC or any Restricted Subsidiary in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

          "Qualified Securitization Transaction" means any transaction or series of transactions pursuant to which DCC or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by DCC or any of Restricted Subsidiary) and (b) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or equipment (whether existing on the Closing Date or arising or acquired thereafter) of DCC or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

          "Recapitalization" means the recapitalization of DCC pursuant to the Recapitalization Agreement.

          "Recapitalization Agreement" means the Recapitalization Agreement dated as of March 11, 1998, as amended as of the Closing Date, among DCC, DC Cycle, Perseus Cycle, DICSA and DFS, and, for the purposes specified therein, A. Edward Gottesman, Alan J. Finden-Crofts and Frank H. Pearl.

          "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend, modify, restate, defer, substitute or supplement (including pursuant to any defeasance or discharge mechanism) any Indebtedness of DCC or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture (including Indebtedness of DCC or such Restricted Subsidiary that Refinances Refinancing Indebtedness); provided, however, that (i) the Refinancing Indebtedness has a
               --------  -------
Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus fees and expenses, including any premium and defeasance costs associated with the Refinancing) and (vi) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced; provided further, however,
                                                      -------- -------  -------
that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of DCC or (y) Indebtedness of DCC or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          "Registered Exchange Offer" means a registered exchange offer for the Securities (i) undertaken by the Issuers pursuant to the Exchange and Registration Rights

Agreement and (ii) made to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

          "Related Business" means any business related, ancillary or comple-mentary to the businesses of DCC and the Restricted Subsidiaries on the Closing Date.

          "Restricted Investment" means any Investment other than a Permitted Investment.

          "Restricted Subsidiary" means any Subsidiary of DCC other than an Unrestricted Subsidiary.

          "Revolving Credit Agreement" means the credit agreement, to be dated as of the Closing Date, as amended, waived or otherwise modified from time to time, among DCC, the subsidiaries of DCC identified therein, Chase Manhattan plc, as Arranger, the financial institutions named therein as banks and Chase Manhattan International Limited, as Facility Agent and Security Agent (except to the extent, if any, that any such amendment, waiver or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the holders of at least a majority in aggregate principal amount of Securities at the time outstanding).

          "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by DCC or a Restricted Subsidiary whereby DCC or a Restricted Subsidiary transfers such property to a Person and DCC or such Restricted Subsidiary leases it from such Person, other than leases between DCC and a Wholly Owned Subsidiary or leases between Wholly Owned Subsidiaries.

          "Secured Indebtedness" means any Indebtedness of either of the Issuers secured by a Lien. "Secured Indebtedness" of any Subsidiary of either of the Issuers has a correlative meaning.

          "Securities" means the Securities issued under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securitization Entity" means a Wholly Owned Subsidiary (or a wholly owned Subsidiary of another Person in which DCC or any Subsidiary of DCC makes an Investment and to which DCC or any Subsidiary of DCC transfers accounts receivable or equipment and related assets) that engages in no activities other than in connection with financing of accounts receivable or equipment and that is designated by the board of directors of DCC (as provided below) as a Securitization Entity (A) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which
(i) is Guaranteed by DCC or any Restricted Subsidiary (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates DCC or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of DCC or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (B) with which neither DCC nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to DCC or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of DCC, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (C) to which neither DCC nor any Restricted Subsidiary has any obligation to maintain or preserve such entities' financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the board of directors of DCC shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the board of directors of DCC giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "Senior Indebtedness"of either of the Issuers means the principal of, premium, if any, and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of such Issuer, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of such Issuer, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (i) any obligation
--------  -------
of DCC to any of its Subsidiaries or any obligation of Lyon to any of the Subsidiaries of DCC, (ii) any liability for federal, state, provincial, local, foreign or other taxes owed or owing by such Issuer, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness or obligation of such Issuer (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of such Issuer, including any Subordinated Obligations, (v) any obligations with respect to any Capital Stock or (vi) any Indebtedness Incurred in violation of this Indenture. "Senior Indebtedness" of any Subsidiary of either of the Issuers has a correlative meaning.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of either of the Issuers within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by DCC or any Subsidiary of DCC that are reasonably customary in an accounts receivable or equipment securitization transaction.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Subordinated Obligation" means any Indebtedness of either of the Issuers (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement. "Subordinated Obligation" of any Subsidiary of either of the Issuers has a correlative meaning.

          "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

          "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States or any agency thereof or obligations Guaranteed by the United States or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust DCC that is organized under the laws of the United States, any state thereof or any foreign country recognized by the United States having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of DCC) organized and in existence under the laws of the United States or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

          "Thayer" means Thayer Equity Investors III, L.P., a limited partnership organized under the laws of the State of Delaware.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-
                                                          ------
77bbbb) as in effect on the Closing Date.

          "Total Assets" means the total Consolidated assets of DCC and its Restricted Subsidiaries, as set forth on DCC's most recent consolidated balance sheet.

          "Trade Payables" means, with respect to any Person, any accounts payable or any Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Univega" means Univega Beteiligungen GmbH.

          "Unrestricted Subsidiary" means (i) any Subsidiary of DCC (other than
Lyon) that at the time of determination shall be designated an Unrestricted Subsidiary by the board of directors of DCC in the manner provided below and
(ii) any Subsidiary of
an Unrestricted Subsidiary. The board of directors of DCC may designate any Subsidiary of DCC (other than Lyon) (including any newly acquired or newly formed Subsidiary of DCC) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, either of the Issuers or any other Subsidiary of either of the Issuers that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so
                     --------  -------
designated has total Consolidated assets of $1,000 or less or (B) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The board of directors of DCC may designate any Subsidiary of DCC that is an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect
                       --------  -------
to such designation, (x) DCC could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 4.03 and (y) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the board of directors of DCC shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of such board of directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. GAAP" means generally accepted accounting principles in the United States as in effect as of the Closing Date, including those set forth in
(i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission. All ratios and computations based on U.S. GAAP contained in this Indenture shall be computed in conformity with U.S. GAAP.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer's option.

          "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary of DCC all the Capital Stock of which (other than directors' qualifying shares) is owned by DCC or another Wholly Owned Subsidiary.

          SECTION 1.02.  Other Definitions.
                         ------------------

                                                          Defined in
                              Term                          Section
                              ----                      -------------

"Additional Amounts"......................................    4.16
"Affiliate Transaction"...................................    4.07
"Authorized Agent"........................................   11.01
"Bankruptcy Law"..........................................    6.01
"Change of Control Offer".................................    4.08(b)
"covenant defeasance option"..............................    8.01(b)
"Custodian"...............................................    6.01
"Event of Default"........................................    6.01
"legal defeasance option".................................    8.01(b)
"Legal Holiday"...........................................   11.08
"Offer"...................................................    4.06(b)
"Offer Amount"............................................    4.06(c)
"Offer Period"............................................    4.06(c)
"Paying Agent"............................................    2.03
"protected purchaser".....................................    2.07
"Purchase Date"...........................................    4.06(c)
"Registrar"...............................................    2.03
"Restricted Payment"......................................    4.04(a)
"Successor Company".......................................    5.01(a)
"Tax Authority"...........................................    4.16
"Taxes"...................................................    4.16


          SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.
                         --------------------------------------------------
This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the United States Securities and Exchange
Commission.

          "indenture securities" means the Securities and the Note Guarantees.

          "indenture security holder" means a Holder or Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Issuers, the Note Guarantors and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

          SECTION 1.04.  Rules of Construction.  Unless the context otherwise
                         ----------------------
requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with U.S. GAAP;

          (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE 2

                                The Securities
                                --------------

          SECTION 2.01.  Form and Dating.  Provisions relating to the Initial
                         ----------------
Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Securities and the Trustee's certificate of authentication and (ii) Private Exchange Securities and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture.
The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which either of the Issuers or any Note Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Security shall be dated the date of its authentication.

          SECTION 2.02.  Execution and Authentication.  One or more Officers
                         -----------------------------
shall sign the Securities for each of the Issuers by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate and make available for delivery Securities as set forth in the Appendix.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.03.  Registrar and Paying Agent.  The Issuers shall maintain
                         ---------------------------
an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Issuers initially appoint the Trustee as (i) Registrar and Paying Agent in connection with the Securities and
(ii) the Securities Custodian (as defined in the Appendix) with respect to the Global Securities. The Issuers also intend to appoint The Industrial Bank of Japan (Luxembourg), S.A. as Luxembourg Paying Agent once they apply for listing of the Securities on the Luxembourg Stock Exchange. In all circumstances, the Issuers shall ensure that (i) at least one Paying Agent shall be located in the United States, (ii) at least one Paying Agent shall be, if and so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, located in Luxembourg or such other place as the Luxembourg Stock Exchange may approve and (iii) if and so long as the Securities are listed on any other securities exchange, any applicable requirements of such exchange as to Paying Agents are satisfied.

          The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. DCC or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

          The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however,
                                                             --------  -------
that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent
                --------  -------
or Registrar only if the Trustee also resigns as Trustee in accordance with
Section 7.08.

          SECTION 2.04.  Paying Agent To Hold Money in Trust.  Prior to each due
                         ------------------------------------
date of the principal, interest and Additional Amounts, if any, on any Security, the Issuers shall deposit with the Paying Agent (or if DCC or any Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, interest and Additional Amounts, if any, when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest or Additional Amounts, if any, on the Securities and shall notify the Trustee of any default by the Issuers in making any such payment. If DCC or a Subsidiary of DCC acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05.  Securityholder Lists.  The Trustee shall preserve in as
                         ---------------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuers shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.06.  Transfer and Exchange.  The Securities shall be issued
                         ----------------------
in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(a)(l) of the Uniform Commercial Code are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Issuers, or the Paying Agent, as applicable, may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06. The Issuers shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or transfers or exchanges of Securities for a period of 15 days before a selection of Securities to be redeemed.

          Prior to the due presentation for registration of transfer of any Security, and subject to the provisions of the Securities with respect to record dates, the Issuers, the Note Guarantors, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal, interest, and Additional Amounts, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, any Note Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (i) the Holder of such Global Security (or its agent) or (ii) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

          All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          SECTION 2.07.  Replacement Securities.  If a mutilated Security is
                         -----------------------
surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Issuers or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Issuers or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuers, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuers in their discretion may pay such Security instead of issuing a new Security in replacement thereof.

          Every replacement Security is an additional obligation of the Issuers.

          The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

          SECTION 2.08.  Outstanding Securities.  Securities outstanding at any
                         -----------------------
time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section
2.08 as not outstanding. Subject to Section 11.06, a Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, interest and Additional Amounts, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest and Additional Amounts, if any, on them cease to accrue.

          SECTION 2.09.  Temporary Securities.  In the event that Definitive
                         ---------------------
Securities (as defined in the Appendix) are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuers, without charge to the Holder.

          SECTION 2.10.  Cancelation.  The Issuers at any time may deliver
                         ------------
Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver canceled Securities to the Issuers pursuant to written direction by an Officer. Subject to Section 2.07, the Issuers may not issue new Securities to replace Securities they have redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

          SECTION 2.11.  Defaulted Interest.  If the Issuers default in a
                         -------------------
payment of interest on the Securities, the Issuers shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee or Paying Agent, as applicable. At least 15 days before the subsequent special record date, the Issuers shall deliver, in accordance with Section 11.02, a notice to each Holder of Securities, with a copy to the Trustee and the Paying Agent, that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          SECTION 2.12.  CUSIP Numbers.  The Issuers in issuing the Securities
                         --------------
may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use the applicable "CUSIP" number in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no
         --------  -------
representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

          SECTION 2.13.  Currency Indemnity.  U.S. dollars is the sole currency
                         ------------------
of account and payment for all sums payable by the Issuers under or in connection with the Securities, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of either of the Issuers or otherwise) by any holder of a Security in respect of any sum expressed to be due to it from the Issuers shall only constitute a discharge to the Issuers to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on the date, on the first date on which it is practicable to do so). If the U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Security, the Issuers shall indemnify the recipient against any loss sustained by it as a result. In any event, the Issuers shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 2.14, the Holder of a Security shall certify in a satisfactory manner to the Trustee (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable due to currency market conditions generally, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Issuers, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder of a Security and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Security.

                                   ARTICLE 3

                                  Redemption
                                  ----------

          SECTION 3.01.  Notices to Trustee.  If the Issuers elect to redeem
                         -------------------
Securities pursuant to paragraph 5 of the Securities, they shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption shall occur.

          The Issuers shall give each notice to the Trustee provided for in this
Section 3.01 at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Issuers to the effect that such redemption shall comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuers and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being delivered to any Holder and shall thereby be void and of no effect.

          SECTION 3.02.  Selection of Securities To Be Redeemed.  If fewer than
                         ---------------------------------------
all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal securities exchange, if any, on which such Securities are listed and the requirements of any depositary holding the global certificates representing the Securities, or, if such Securities are not so listed or such exchange prescribes no method of selection and the depositary, if any, holding the global certificates representing the Securities imposes no requirements, on a pro rata basis, by lot or by such other method that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances (and in such manner as complies with applicable legal and exchange requirements). Any such requirements of any such securities exchange not located in the United States shall be specified by the Issuers in writing to the Trustee. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations equal to or larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuers promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.03.  Notice of Redemption.  At least 30 days but not more
                         ---------------------
than 60 days before a date for redemption of Securities, the Issuers shall deliver or cause to be delivered, in accordance with Section 11.02, a notice of redemption to each Holder whose Securities are to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price and the amount of accrued and unpaid interest, if any, and Additional Amounts, if any, to be paid;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any, and Additional Amounts, if any;

          (5) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities (or portion thereof) to be redeemed;

          (6) that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest and Additional Amounts, if any, on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

          (8) the CUSIP number, if any, printed on the Securities being redeemed; and

          (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense. In such event, the Issuers shall provide the Trustee with the information required by this Section 3.03.

          SECTION 3.04.  Effect of Notice of Redemption.  Once notice of
                         -------------------------------
redemption is given in accordance with Section 3.03, Securities called for redemption become due and payable on the redemption date and at the redemption price plus accrued and unpaid interest and Additional Amounts, if any, stated in the notice. Upon surrender to the Trustee or Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date; provided, however, that if the redemption date is after a regular record date
--------  -------
and on or prior to the payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05.  Deposit of Redemption Price.  Prior to 10:00 a.m. New
                         ----------------------------
York City time on the redemption date, the Issuers shall deposit with the Paying Agent (or, if DCC or a Subsidiary of DCC is the Paying Agent, shall segregate and hold in trust) money in U.S. dollars sufficient to pay the redemption price of and accrued and unpaid interest and Additional Amounts, if any, on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuers to the Trustee for cancelation.

          SECTION 3.06.  Securities Redeemed in Part.  Upon surrender of a
                         ----------------------------
Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers' expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4

                                   Covenants
                                   ---------

          SECTION 4.01.  Payment of Securities.  The Issuers shall promptly pay
                         ----------------------
the principal of and interest, liquidated damages and Additional Amounts, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, interest and Additional Amounts shall be considered paid on the date due if at 10:00 a.m. New York City time on such date the Trustee or the Paying Agent holds in accordance with this Indenture money in U.S. dollars sufficient to pay all principal, interest, liquidated damages and Additional Amounts then due.

          The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02.  Reports to Holders of Securities.  Notwithstanding that
                         ---------------------------------
DCC may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, DCC shall file with the Commission and provide the Trustee and holders of Securities and prospective holders of Securities (upon request) within 15 days after DCC files them with the Commission, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, following a Public Equity Offering, DCC shall furnish to the Trustee and Securityholders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by such Issuer to its public shareholders generally. The Issuers shall comply with the other provisions of Section 314(a) of the TIA.

          SECTION 4.03.  Limitation on Indebtedness.  (a) DCC shall not, and
                         ---------------------------
shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that DCC or any Restricted Subsidiary may
                  --------  -------
Incur Indebtedness, if on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio would be greater than 2.00:1.00 if such Indebtedness is Incurred on or prior to the second anniversary of the date of the original issuance of the Securities and 2.25:1.00 if such Indebtedness is Incurred thereafter.

          (b) Notwithstanding Section 4.03(a), DCC and its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Indebtedness outstanding at any one time in an aggregate principal amount not to exceed the greater of (A) 100% of the total commitment under the Revolving Credit Agreement on the Closing Date (DM225 million) less the aggregate amount of Indebtedness incurred by all Securitization Entities in connection with Qualified Securitization Transactions that is outstanding at such time; or (B) 75% of accounts receivable and 35% of inventory, in each case net of reserves and as shown on the consolidated balance sheet of DCC as of the most recent month for which financial statements are available from time to time (so that Indebtedness incurred pursuant to this clause (B) is not at any time greater than the permitted amount based on the most recent such financial statements);

          (ii) Indebtedness of DCC owed to, and held by, any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to, and held by, DCC or any other Restricted Subsidiary; provided, however, that any
                                             --------  -------
     subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to DCC or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

          (iii) Indebtedness (A) represented by the Securities, any Exchange Securities or any Private Exchange Securities, (B) outstanding on the Closing Date (other than the Indebtedness described in clauses (i) and (ii) above), (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (including Indebtedness Refinancing Refinancing Indebtedness) or the foregoing clause (i) and (D) consisting of Guarantees of any Indebtedness not prohibited by this Indenture;

          (iv) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by DCC or a Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of DCC or a Restricted Subsidiary or was otherwise acquired by DCC or a Restricted Subsidiary); provided, however, that on the date that
                                      --------  -------
     such Restricted Subsidiary is acquired by DCC or a Restricted Subsidiary, DCC would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iv);

          (v) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by DCC and its Restricted Subsidiaries in the ordinary course of business and (B) under Currency Agreements and Interest Rate Agreements entered into for bona fide hedging purposes of DCC and its Restricted Subsidiaries in the ordinary course of business; provided, however, that such Currency
                                  --------  -------
     Agreements and Interest Rate Agreements do not increase the Indebtedness of DCC and its Restricted Subsidiaries outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

          (vi) Purchase Money Indebtedness and Capitalized Lease Obligations in an aggregate principal amount not in excess of $10,000,000 at any time outstanding;

          (vii) Indebtedness arising from agreements of DCC or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of a Restricted Subsidiary or any business or assets of DCC or a Restricted Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or such Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum
                                                --------
     assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by DCC or its Restricted Subsidiaries in connection with such disposition;

          (viii) Indebtedness incurred by a Securitization Entity in a Qualified Securitization Transaction that is Non-Recourse Indebtedness with respect to DCC and its other Restricted Subsidiaries (except for Standard Securitization Undertakings);

          (ix) the Incurrence of Indebtedness by Foreign Subsidiaries which does not exceed $5,000,000 at any one time outstanding;

          (x) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause
     (x) and then outstanding, shall not exceed $20,000,000; and

          (xi)   Contribution Indebtedness.

          (c) Notwithstanding the foregoing, neither of the Issuers may Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations of such Issuer unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

          (d) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that DCC or any Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03, (i) Indebtedness Incurred pursuant to the Revolving Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to Section 4.03(b)(i), (ii) Indebtedness permitted by this
Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.03 permitting such Indebtedness and (iii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, DCC, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

          SECTION 4.04.  Limitation on Restricted Payments. (a) DCC shall not,
                         ----------------------------------
and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving DCC) or similar payment (including any payment in respect of the Additional Payment) to the direct or indirect holders of its Capital Stock except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and except dividends or distributions payable to DCC or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than DCC or other Restricted Subsidiaries, to its other shareholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of DCC or any Restricted Subsidiary held by Persons other than DCC or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Restricted Investment in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time DCC or such Restricted Subsidiary makes such Restricted
Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) DCC could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the board of directors of DCC, whose determination shall be conclusive and evidenced by a resolution of such board of directors) declared or made subsequent to the Closing Date would exceed the sum of:

               (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

               (B) the aggregate Net Cash Proceeds received by DCC from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Closing Date other than an issuance or sale to (x) a Subsidiary of DCC or (y) an employee stock ownership plan or other trust established by DCC or any of its Subsidiaries to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from, or is Guaranteed by, DCC or any Restricted Subsidiary unless such loans have been repaid in cash prior to the date of such determination;

               (C) the amount by which Indebtedness of DCC or its Restricted Subsidiaries is reduced on DCC's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of DCC) subsequent to the Closing Date of any Indebtedness of DCC or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of DCC (less the amount of any cash or the fair market value of other property distributed by DCC or any Restricted Subsidiary upon such conversion or exchange), plus the amount of cash and the fair market value of any other property (determined as provided above) received by DCC or any Restricted Subsidiary upon such conversion or exchange; and

               (D) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to DCC or any Restricted Subsidiary from Unrestricted Subsidiaries or the disposal of such Investments or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by DCC or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments, less (E) the aggregate principal amount of any outstanding Contribution Indebtedness.

          (b)  The provisions of Section 4.04(a) shall not prohibit:

          (i) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of DCC (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of DCC or an employee stock ownership plan or other trust established by DCC or any of its Subsidiaries to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from, or is Guaranteed by, DCC or any Restricted Subsidiary unless such loans have been repaid in cash prior to the date of such determination) or a substantially concurrent capital contribution to DCC; provided, however,
                                                           --------  -------
     that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments under clause (3) of Section 4.04(a) and
     (B) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) shall be excluded from the calculation of amounts under clause (3)(B) of Section 4.04(a);

          (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of DCC or its Restricted Subsidiaries made by exchange for, or out of the proceeds of, the substantially concurrent sale of, Indebtedness of DCC or its Restricted Subsidiaries that is permitted to be Incurred pursuant to
     Section 4.03(b); provided, however, that such purchase, repurchase,
                      --------  -------
     redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments under clause (3) of Section 4.04(a);

          (iii) any purchase or redemption of Subordinated Obligations of any Subsidiary of DCC from Net Available Cash to the extent permitted by
     Section 4.06; provided, however, that such purchase or redemption shall be
                   --------  -------
     excluded in the calculation of the amount of Restricted Payments under clause (3) of Section 4.04(a);

          (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.04(a); provided, however, that such dividend shall be
                           --------  -------
     included in the calculation of the amount of Restricted Payments under clause (3) of Section 4.04(a);

          (v) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of DCC or any of its Subsidiaries from employees, former employees, directors or former directors of DCC or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the relevant board of directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate
                                        --------  -------
     amount of such repurchases or acquisitions shall not exceed $2,000,000 in any calendar year or $5,000,000 in total; provided further, however, that
                                               ----------------  -------
     such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments under clause (3) of
     Section 4.04(a);

          (vi) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided further, however, that such repurchases shall be
                    -------- -------  -------
     excluded in the calculation of the amount of Restricted Payments under clause (3) of Section 4.04(a);

          (vii) any purchases of Capital Stock of Univega or the MS Sport Group for aggregate consideration not in excess of $7,000,000; provided, however,
                                                              --------  -------
     that such purchases shall be included in the calculation of the amount of Restricted Payments under clause (3) of Section 4.04(a);

          (viii) any purchases of Capital Stock of Derby Holdings South Africa for aggregate consideration not in excess of $2,000,000; provided, however,
                                                              --------  -------
     that such purchases shall not be included in the calculation of the amount of Restricted Payments under clause (3) of Section 4.04(a); or
          (ix) any distribution on or in respect of any Capital Stock of DCC or any Restricted Subsidiary or similar payment made in connection with any sale of Excluded Assets undertaken in accordance with the terms of the Recapitalization Agreement in an aggregate amount not in excess of $300,000; provided, however, that such distribution
                                       --------  -------
     or payment shall not be included in the calculation of the amount of Restricted Payments under clause (3) of Section 4.04(a).

          SECTION 4.05.  Limitation on Restrictions on Distributions from
                         ------------------------------------------------
Restricted Subsidiaries. DCC shall not, and shall not permit any Restricted
------------------------
Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to either of the Issuers, (ii) make any loans or advances to either of the Issuers or (iii) transfer any of its property or assets to either of the Issuers, except:

          (1) any encumbrance or restriction pursuant to an agreement in effect at, or entered into on, the Closing Date;

          (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by DCC or another Restricted Subsidiary or of another Person that is assumed by DCC or any Restricted Subsidiary in connection with the acquisition of assets from, or merger or consolidation with, such Person (other than Indebtedness Incurred as consideration paid in connection with, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by DCC or another Restricted Subsidiary) and outstanding on such date;

          (3) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to any agreement not relating to any Indebtedness in existence when a Person becomes a Subsidiary of DCC or any other Restricted Subsidiary or when such assets are acquired by DCC or any Restricted Subsidiary, that is not created in contemplation of such Person becoming such a Subsidiary or such acquisition;

          (4) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness, including agreements that increase the amount of such Indebtedness to the extent otherwise permitted by this Indenture, Incurred pursuant to an agreement referred to in clause (1) or
     (2) of this Section 4.05 or this clause (4) or contained in any amendment to an agreement referred to in clause (1) or (2) of this Section 4.05 or this clause (4); provided, however, that the encumbrances and restrictions
                      --------  -------
     contained in any such refinancing agreement or amendment are no less favorable to holders of the Securities than the encumbrances and restrictions contained in such predecessor agreements;

          (5) in the case of clause (iii) any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or contract,
     (B) that is or was created by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of DCC or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

          (6) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (7) any agreement or instrument governing Capital Stock of any person that is in effect on the date such Person is acquired by DCC or a Restricted Subsidiary and that is not created in contemplation of such acquisition or of such Person becoming a Subsidiary of DCC or a Restricted Subsidiary;

          (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (9) any Purchase Money Security or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided, that such restrictions
                                           --------
     apply only to such Securitization Entity; and

          (10) any agreement or instrument governing Indebtedness of Foreign Subsidiaries operating in jurisdictions in which the Issuers, as of the Closing Date, do not have any significant operations; provided, however,
                                                           --------  -------
     that, at the time such agreement or instrument is executed by the parties thereto, the aggregate earnings before interest, taxes, depreciation and amortization of such Foreign Subsidiaries for the period of the most recent four consecutive fiscal quarters for which financial statements are available (calculated, in the case of each such Foreign Subsidiary, in a manner consistent with the calculation of EBITDA, and, in the case of each such Foreign Subsidiary that is acquired by DCC, on a pro forma basis as if such acquisition had occurred on the first day of such period) shall not exceed 10% of EBITDA for such period.

          SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock. (a)
                         ---------------------------------------------------
DCC shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) DCC or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the board of directors of DCC or such Restricted Subsidiary, as the case may be, of the shares and assets subject to such Asset Disposition,
(ii) at least 80% of the consideration thereof received by DCC or such Restricted Subsidiary is in the form of cash or cash equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by DCC or such Restricted Subsidiary, as the case may be, (A) first, to
                                                                      -----
the extent the Issuers elect (or are required by the terms of the Revolving Credit Agreement or any secured refinancing thereof (including refinancings that increase the amount of Indebtedness outstanding to the extent otherwise permitted by this Indenture)), to prepay, repay, redeem or purchase Indebtedness of the Issuers or a Restricted Subsidiary of DCC outstanding under the Revolving Credit Agreement or any such refinancing referred to above within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash
                    ------
after application in accordance with clause (A), to the extent DCC or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by DCC or another Restricted Subsidiary) within one year from the later of such Asset Disposition or the receipt of such Net Available Cash (or DCC or such a Restricted Subsidiary enters into an agreement to reinvest in Additional Assets within one year from the later of such Asset Disposition or the receipt of such Net Available Cash, which reinvestment must be consummated within 18 months from the later of such Asset Disposition or the receipt of such Available Net Cash); (C) third, to the extent of the balance of
                                         -----
such Net Available Cash after application in accordance with clauses (A) and
(B), to make an Offer (as defined in Section 4.06(b)) to purchase Securities pursuant to and subject to the conditions of Section 4.06(b); provided, however,
                                                              --------  -------
that, if the Issuers elect (or are required by the terms of any other Senior Indebtedness of the Issuers or any Restricted Subsidiary), such Offer may be made ratably to purchase the Securities and other Senior Indebtedness of the Issuers or any Restricted Subsidiary and (D) fourth, to the extent of the
                                             ------
balance of such Net Available Cash after application in accordance with clauses
(A), (B) and (C), for any other general corporate purpose not prohibited by this Indenture, including Restricted Payments; provided, however that, in connection
                                          --------  -------
with any prepayment, repayment or purchase of Indebtedness pursuant to clause
(A), (C) or (D) above, DCC or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section 4.06, DCC and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.06(a) exceeds $5,000,000. The provisions of this Section
4.06 shall not apply to any consideration received by DCC or any Restricted Subsidiary in connection with any sale of Excluded Assets undertaken in accordance with the terms of the Recapitalization Agreement to the extent that the aggregate amount of such consideration does not exceed $300,000.

          For the purposes of this Section 4.06, the following are deemed to be cash: (x) the assumption of Indebtedness of DCC (other than Disqualified Stock of DCC) or any Restricted Subsidiary and the release of DCC or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (y) securities received by DCC or any Restricted Subsidiary from the transferee that are promptly converted by DCC or such Restricted Subsidiary into cash and (z) any Designated Non-Cash Consideration received by DCC or any Restricted Subsidiary in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not to exceed 3% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received without giving effect to subsequent changes in value).

          (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Indebtedness of the Issuers or any Restricted Subsidiary) pursuant to clause (a)(iii)(C) of this Section 4.06, the Issuers shall be required to purchase Securities (and other Senior Indebtedness of the Issuers or any Restricted Subsidiary) tendered pursuant to an offer by the Issuers for the Securities (and other Senior Indebtedness of the Issuers or any Restricted Subsidiary) (the "Offer") at a purchase price of 100% of their principal amount (without premium) plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant payment date and Additional Amounts, if any, in respect thereof) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.06(d). If the aggregate purchase price of Securities (and other Senior Indebtedness of the Issuers or any Restricted Subsidiary) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities (and other Senior Indebtedness of the Issuers or any Restricted Subsidiary), the Issuers shall apply the remaining Net Available Cash in accordance with clause (a)(iii)(D) of this Section

4.06. The Issuers shall not be required to make an Offer for Securities (and other Senior Indebtedness of the Issuers or any Restricted Subsidiary) pursuant to this Section 4.06 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of Section 4.06
(a)(iii)) is less than $10,000,000 for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of any such offer pursuant to Section 4.06
(a)(iii)(C), the Net Available Cash amount shall be reset at zero.

          (c) (1) Promptly, and in any event within 10 days after the Issuers become obligated to make an Offer, the Issuers shall be obligated to deliver to the Trustee and to deliver or cause to be delivered, in accordance with Section 11.02, a notice of an Offer to each Holder whose Securities are to be purchased. The notice shall state that the Holder may elect to have his Securities purchased by the Issuers either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of DM1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain (or, in the case of a notice by publication, shall contain instructions on how to obtain from the Issuers by first-class mail, postage prepaid) such information concerning the business of the Issuers which the Issuers in good faith believe shall enable such Holders to make an informed decision (which at a minimum shall include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of DCC, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of DCC filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Issuers' business subsequent to the date of the latest of such reports and
(iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the address referred to in clause (3).

          (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Issuers shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Issuers shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if DCC or a Subsidiary of DCC is the Paying Agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments and to be held for payment in accordance with the provisions of this
Section 4.06. Upon the expiration of the period for which the Offer remains open ( the "Offer Period"), the Issuers shall deliver to the Trustee for cancelation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Issuers. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Issuers to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Issuers immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

          (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Issuers receive, not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities included in the Offer surrendered by Holders thereof exceeds the Offer Amount, the Issuers shall select the Securities to be purchased in compliance with the requirements of the principal securities exchange, if any, on which such Securities are listed and the requirements of any depositary holding the global certificates representing the Securities, or, if the Securities are not so listed or such exchange prescribes no method of selection and the depositary, if any, holding the global certificates representing the Securities imposes no requirement, subject to applicable law, on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Securities in denominations of DM1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (4) At the time the Issuers deliver Securities to the Trustee which are to be accepted for purchase, the Issuers shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Issuers pursuant to and in accordance with the terms of this Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

     (d) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations, including any securities laws of The Netherlands and the requirements of the Luxembourg Stock Exchange or any other securities exchange on which the Securities are listed, to the extent such laws or regulations or requirements are applicable, in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.

          SECTION 4.07.  Limitation on Transactions with Affiliates. (a) DCC
                         -------------------------------------------
shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of DCC (an "Affiliate Transaction") on terms (i) that are less favorable to DCC or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) if such Affiliate Transaction involves an aggregate amount in excess of $5,000,000, (1) set forth in writing and (2) that have been approved by a majority of the members of the board of directors of DCC or such Restricted Subsidiary, as the case may be, having no personal stake in such Affiliate Transaction, or have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to DCC and its Restricted Subsidiaries and (iii) if such Affiliate Transaction involves an amount in excess of $10,000,000, that have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to DCC and its Restricted Subsidiaries.

          (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant Section 4.04 or any Permitted Investment, (ii) any issuance of securities, or other payments, awards or grants in cash, or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors of DCC or such Restricted Subsidiary, as the case may be, (iii) the grant of stock options or similar rights to employees and directors of DCC or such Restricted Subsidiary pursuant to plans approved by the board of directors of DCC or such Restricted Subsidiary, as the case may be, (iv) loans or advances to employees in the ordinary course of business in accordance with past practices of DCC or such Restricted Subsidiary, as the case may be, but in any event not to exceed $4,000,000 in the aggregate outstanding at any one time, (v) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director entered into before or after the Closing Date in the ordinary course of business, including vacation, health, insurance deferred compensation, retirement, savings or other similar plans, (vi) the payment of customary annual management, consulting and advisory fees and related expenses to the Investor Group and any of their respective Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the board of directors of DCC or any Restricted Subsidiary in good faith; provided, however, that the aggregate
                                     --------  -------
amount of such fees and related expenses shall not exceed $2,000,000 in any calendar year, (vii) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of DCC or any of its Subsidiaries as determined in good faith by the board of directors of DCC or such Subsidiary, as the case may be, (viii) any agreement in effect as of the Closing Date or any amendment or replacement thereto or any transaction contemplated thereby (including pursuant to any amendment or replacement thereto) so long as any such amendment or replacement agreement is not more disadvantageous to the holders of Securities in any material respect than the original agreement as in effect on the Closing Date, (ix) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture and which are fair to DCC and its Restricted Subsidiaries, in the reasonable determination of the board of directors of DCC or such Restricted Subsidiary, as the case may be, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, (x) transactions effected as part of a Qualified Securitization Transaction, (xi) any transaction between DCC and a Wholly Owned Subsidiary or between or among Wholly Owned Subsidiaries and (xii) any sale of Excluded Assets undertaken in accordance with the terms of the Recapitalization Agreement; provided that the consideration received by DCC or
                            --------
any Restricted Subsidiary in connection with such sale does not exceed $300,000.

          SECTION 4.08.  Change of Control.  (a)  Upon a Change of Control, each
                         ------------------
Holder shall have the right to require that the Issuers repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of Holders of record on a record date to receive interest due on the relevant payment date and Additional Amounts, if any, in respect thereof), in accordance with the terms contemplated in Section 4.08(b); provided, however, that notwithstanding the
                                 --------  -------
occurrence of a Change in Control, the Issuers shall not be obligated to purchase the Securities pursuant to this Section 4.08 in the event that they have exercised their right to redeem all the Securities under paragraph 5 of the Securities. In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to delivery of the notice to Holders provided for in Section 4.08(b) but in any event within

30 days following any Change of Control, the Issuers shall (i) repay in full all Bank Indebtedness or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b).

          (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Issuers shall deliver a notice, in accordance with Section 11.02, to each Holder, with a copy of such notice to the Trustee (the "Change of Control Offer"), stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of Holders of record on a relevant record date to receive interest thereof);

          (2) the circumstances and relevant facts and financial information regarding such Change of Control;

          (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is delivered, except as otherwise may be required by applicable law); and

          (4)  the instructions determined by the Issuers, consistent with this
     Section 4.08, that a Holder must follow in order to have its Securities purchased.

          (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuers receive, not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

          (d) On the purchase date, all Securities purchased by the Issuers under this Section 4.08 shall be delivered to the Trustee for cancelation, and the Issuers shall pay the purchase price plus accrued and unpaid interest and Additional Amounts, if any, to the Holders entitled thereto.

          (e) Notwithstanding the foregoing provisions of this Section 4.08, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Issuers and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          (f) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations, including any securities laws of The Netherlands and the requirements of the Luxembourg Stock Exchange or any other securities exchange on which the Securities are listed, to the extent such laws or regulations or requirements are applicable, in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.08 by virtue thereof.

          SECTION 4.09.  Compliance Certificate.  The Issuers shall deliver to
                         ----------------------
the Trustee within 120 days after the end of each fiscal year of DCC an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuers they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or propose to take with respect thereto. The Issuers also shall comply with Section 314(a)(4) of the TIA.

          SECTION 4.10.  Further Instruments and Acts.  Upon request of the
                         ----------------------------
Trustee, the Issuers shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.11.  Future Note Guarantors.  DCC shall cause each Domestic
                         ----------------------
Subsidiary that Incurs Indebtedness and each Restricted Subsidiary that is a Guarantor of Indebtedness Incurred by either of the Issuers pursuant to clauses
(b)(i) or (b)(vii) of Section 4.03 to become a Note Guarantor, and, if applicable, execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C pursuant to which such Restricted Subsidiary shall Guarantee payment of the Securities. Each Note Guarantee shall be limited to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Restricted Subsidiary without rendering the Note Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 4.12.  Limitation on Lines of Business.  DCC shall not, and
                         -------------------------------
shall not permit any Restricted Subsidiary to, engage in any business, other than a Related Business.

          SECTION 4.13.  Limitation on the Sale or Issuance of Capital Stock of
                         ------------------------------------------------------
Restricted Subsidiaries.  DCC shall not sell or otherwise dispose of any shares
-----------------------
of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except: (i) to DCC or a Wholly Owned Subsidiary;
(ii) if, immediately after giving effect to such issuance, sale or other disposition, none of DCC or any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary, or (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.04 if made on the date of such issuance, sale or other disposition. The proceeds of any sale of such Capital Stock permitted hereby shall be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with Section 4.06.

          SECTION 4.14.  Limitation on Liens.  DCC shall not, and shall not
                         -------------------
permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned on the Closing Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured; provided, however, that DCC may Incur other Liens to secure
                --------  -------
Indebtedness as long as the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this proviso does not exceed 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of DCC as of the end of the most recent fiscal quarter for which financial statements are available.

          SECTION 4.15.  Limitation on Sale/Leaseback Transactions.  DCC shall
                         -----------------------------------------
not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) DCC or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.14, (ii) the net proceeds received by DCC or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined in good faith by the board of directors) of DCC or such Restricted Subsidiary, as the case may be, of such property and (iii) the transfer of such property is permitted by, and DCC applies the proceeds of such transaction in compliance with, Section 4.06.

          SECTION 4.16.  Additional Amounts; Withholding Taxes. (a) All payments
                         -------------------------------------
made by the Issuers on the Securities shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the United States, The Netherlands or any other jurisdiction in which either of the Issuers is organized or engaged in business for tax purposes or, in each case, any political subdivision thereof or any authority having power to tax therein (each a "Tax Authority"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Tax Authority shall at any time be required on any payments made by the Issuers with respect to the Securities, including payments of principal, redemption price, interest, liquidated damages or premium, the Issuers shall pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the holders of the Securities or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction.

          (b) Section 4.16(a), however, shall not apply to (i) any Taxes which would not have been imposed but for the existence of any present or former connection between a holder of Securities and the United States, The Netherlands or any other jurisdiction in which either of the Issuers is organized or engaged in business for tax purposes other than the mere receipt of such payment or the holding of such Securities; (ii) any Taxes which would not have been imposed but for the presentation by a holder of Securities for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for; (iii) the extent that such Taxes would not have been imposed but for the failure of a holder of Securities to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with The Netherlands of such holder if (A) such compliance is required or imposed by law as a precondition to exemption from all or a part of such Taxes, (B) such holder may legally comply with such requirements and (C) at least 30 days prior to the date on which the Issuers shall apply this clause (iii), the Issuers shall have notified all holder of Securities of such requirements; (iv) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or governmental charge; or (v) any combination of the items set forth in clause
(i), (ii), (iii) or (iv).

          (c) The Issuers shall pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of this Indenture or the Securities or any other document or instrument referred to herein or therein, or the receipt of any payments with respect to the Securities, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of the United States, The Netherlands or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Securities or any other such document or instrument following the occurrence of any Event of Default with respect to the Securities.

          (d) No Additional Amounts shall be paid with respect to any payment on a Security to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or member of such partnership or beneficial owner would not have been entitled to receive payment of the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the holder of the Securities.

          (e) Upon request, the Issuers shall provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation shall be made available to the holders of Securities upon request.


                                   ARTICLE 5

                           Merger and Consolidation
                           ------------------------

          SECTION 5.01.  (a) When Issuers May Merge or Transfer Assets. Neither
                             -----------------------------------------
of the Issuers shall consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, in the case of DCC, or The Netherlands, in the case of Lyon, and the Successor Company (if not an Issuer) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Issuer under the Securities and this Indenture;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any

     Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

          (iv) the Issuers shall have delivered to the Trustee Officers' Certificates and Opinions of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture; and

          (v) the Issuers shall have delivered to the Trustee opinions of tax counsel reasonably acceptable to the Trustee stating that (A) any payment of principal, redemption price or purchase price of, premium, if any, interest on, and, if any, Additional Amounts in respect of, the Securities by the Successor Company to a holder of Securities after the consolidation, merger, conveyance, transfer or lease of assets shall be exempt from the Taxes described in Section 4.16 and (B) no other taxes on income (including taxable capital gains) shall be payable under the laws of The Netherlands and any other jurisdiction where the Successor Company is or becomes located by a holder of Securities who is not deemed to be a resident of The Netherlands or other jurisdiction where the Successor Company is or becomes located and does not carry on any business activities through a branch, agency or permanent establishment in The Netherlands or such other jurisdiction where the Successor Company is or becomes located in respect of the acquisition, ownership or disposition of Securities, including receipt of principal, premium, if any, interest on, and, Additional Amounts, if any, paid pursuant to such Securities.

          The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture, but the predecessor Issuer in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

          (b) The Issuers shall not permit any Note Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or series of transactions, all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person (if not such Note Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States, or any state thereof or the District of Columbia, and such Person shall expressly assume, by an amendment to this Indenture, in a form acceptable to the Trustee, all the obligations of such Note Guarantor, if any, under its Note Guarantee; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Issuers deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment to this Indenture, if any, complies with this Indenture.

          Notwithstanding the foregoing, (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to either of the Issuers and (b) either of the Issuers may merge with an Affiliate of the Issuers incorporated solely for the purpose of reincorporating such Issuer in another jurisdiction to realize tax or other benefits.


                                   ARTICLE 6

                             Defaults and Remedies
                             ---------------------

          SECTION 6.01.  Events of Default.  An "Event of Default" occurs if:
                         -----------------

          (1) the Issuers default in any payment of interest on, or Additional Amounts, if any, with respect to any Security when the same becomes due and payable, and such default continues for a period of 30 days;

          (2) the Issuers default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise;

          (3) either Issuer fails to comply with Section 5.01;

          (4) either Issuer fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14, 4.15 or 4.16 (other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below;

          (5) Either Issuer fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

          (6) Indebtedness of either Issuer or any Significant Subsidiary (other than a Securitization Entity) is not paid within any applicable grace period after final maturity (giving effect to any extensions thereof) or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5,000,000 or its foreign currency equivalent at the time and such failure continues for 10 days after the notice specified below;

          (7) either Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against either Issuer or any Significant Subsidiary in an involuntary case;

               (B) appoints a Custodian of either Issuer or any Significant Subsidiary or for any substantial part of its property; or

               (C) orders the winding up or liquidation of either Issuer or any Significant Subsidiary;

     or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

          (9) any judgment or decree for the payment of money in excess of $10,000,000 or its foreign currency equivalent at the time is entered against either Issuer or any Significant Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed.

          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any
                                                    ------------------
similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (4), (5) or (9) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuers of the Default and the Issuers do not cure such Default within the time specified in clause (4), (5) or (9) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          The Issuers shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4),
(5) or (9), its status and what action the Issuers are taking or propose to take with respect thereto.

          SECTION 6.02.  Acceleration.  If an Event of Default (other than an
                         ------------
Event of Default specified in Section 6.01(7) or (8) with respect to either of the Issuers) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Issuers, may declare the principal of and accrued but unpaid interest and Additional Amounts, if any, on all the Securities to be due and payable by notice in writing to the Issuers and the Trustee specifying the Event of Default and that the notice is a "notice of acceleration". Upon such a declaration, such principal, interest and Additional Amounts shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to either of the Issuers occurs, the principal of and interest and Additional

Amounts, if any, on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest and Additional Amounts, if any, that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03.  Other Remedies.  If an Event of Default occurs and is
                         --------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04.  Waiver of Past Defaults.  The Holders of a majority in
                         -----------------------
principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security, (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05.  Control by Majority.  The Holders of a majority in
                         -------------------
principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed
           --------  -------
proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06.  Limitation on Suits.  Except to enforce the right to
                         --------------------
receive payment of principal, premium, interest or Additional Amounts, if any, when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.07.  Rights of Holders to Receive Payment.  Notwithstanding
                         -------------------------------------
any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest, any liquidated damages or Additional Amounts, if any, on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08.  Collection Suit by Trustee.  If an Event of Default
                         ---------------------------
specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal and accrued and unpaid interest and Additional Amounts, if any, then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

          SECTION 6.09.  Trustee May File Proofs of Claim.  The Trustee may file
                         ---------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to DCC, any Subsidiary of DCC or any Note Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10.  Priorities.  If the Trustee collects any money or
                         -----------
property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.07;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for principal, interest, and Additional Amounts, if any, ratably, and any liquidated damages without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest, Additional Amounts, if any, and any liquidated damages, respectively; and

          THIRD:  to the Issuers.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and each Issuer a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11.  Undertaking for Costs.  In any suit for the enforcement
                         ----------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

          SECTION 6.12.  Waiver of Stay or Extension Laws.  None of the Issuers
                         ---------------------------------
or any Note Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuers and each Note Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 7

                                    Trustee
                                    -------

          SECTION 7.01.  Duties of Trustee.  (a)  If an Event of Default has
                         ------------------
occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

          SECTION 7.02.  Rights of Trustee.   Subject to Section 7.01:  (a)  The
                         ------------------
Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful
        --------  -------
misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of each of the Issuers, personally or by agent or attorney.

          SECTION 7.03.  Individual Rights of Trustee.  The Trustee in its
                         -----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04.  Trustee's Disclaimer.  The Trustee shall not be
                         ---------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.05.  Notice of Defaults.  If a Default occurs and is
                         -------------------
continuing and if it is known to the Trustee, the Trustee shall deliver to each Securityholder notice of the Default, in accordance with Section 11.02 and otherwise in accordance with the procedures set forth in this Indenture, within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal or premium, if any, interest or Additional Amounts, if any, on any Security (including payments pursuant to the redemption provisions of such Security), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 7.06.  Reports by Trustee to Holders.  As promptly as
                         ------------------------------
practicable after each May 15 beginning with May 15, 1999, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with Section 313(a) of the TIA. The Trustee shall also comply with Section 313(b) of the TIA.

          A copy of each report at the time of its mailing to Securityholders shall be filed with the Commission and each stock exchange, if any, on which the Securities are listed. The Issuers agree to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07.  Compensation and Indemnity.  The Issuers shall pay to
                         ---------------------------
the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuers and each Note Guarantor, if any, jointly and severally shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its their duties hereunder. The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however,
                                                            --------  --------
that any failure so to notify the Issuers shall not relieve the Issuers or any Note Guarantor of its indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers' expense in the defense. Such indemnified parties may have separate counsel and the Issuers and the Note Guarantors, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Issuers shall not
                                   --------  -------
be required to pay such fees and expenses if they assume such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Issuers and the Note Guarantors, as applicable, and such parties in connection with such defense. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

          To secure the Issuers' payment obligations pursuant to this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages and Additional Amounts on particular Securities.

          The Issuers' payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08.  Replacement of Trustee.  The Trustee may resign at any
                         -----------------------
time by so notifying the Issuers. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuers shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this
Section 7.08, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09.  Successor Trustee by Merger.  If the Trustee
                         ----------------------------
consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10.  Eligibility; Disqualification.  The Trustee shall at
                         ------------------------------
all times satisfy the requirements of TIA (S) 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
(S) 310(b); provided, however, that there shall be excluded from the operation
            --------  -------
of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

          SECTION 7.11.  Preferential Collection of Claims Against the Issuers.
                         ------------------------------------------------------
The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                                                              73
                                   ARTICLE 8

                       Discharge of Indenture; Defeasance
                       ----------------------------------

          SECTION 8.01.  Discharge of Liability on Securities; Defeasance. (a)
                         -------------------------------------------------
When (i) the Issuers deliver to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the giving of a notice of redemption pursuant to Article 3 hereof and the Issuers irrevocably deposit with the Trustee U.S. funds or U.S. Government Obligations on which payment of principal and interest when due shall be sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon and Additional Amounts, if any, to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Issuers pay all other sums payable hereunder by the Issuers, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuers.

          (b) Subject to Sections 8.01(c) and 8.02 and any applicable requirements of the TIA, the Issuers at any time may terminate (i) all of their obligations under the Securities and this Indenture ("legal defeasance option") or (ii) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 and the operation of
Section 5.01(a)(iii), 5.01(a)(iv), 6.01(4), 6.01(6), 6.01(7) (with respect to
Significant Subsidiaries of DCC only), 6.01(8) (with respect to Significant Subsidiaries of DCC only) and 6.01(9) ("covenant defeasance option"). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. In the event that the Issuers terminate all of their obligations under the Securities and this Indenture by exercising either their legal defeasance option or their covenant defeasance option, the obligations under any Note Guarantee shall each be terminated simultaneously with the termination of such obligations.

          If the Issuers exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Issuers exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries of DCC only), 6.01(8) (with respect to Significant Subsidiaries of DCC only) and 6.01(9) or because of the failure of the Issuers to comply with clauses (iii) and (iv) of Section 5.01(a).

          Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

          (c) Notwithstanding clauses (a) and (b) above, the Issuers' obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07, 7.08 and in
this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuers' obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive.

          SECTION 8.02.  Conditions to Defeasance.  The Issuers may exercise
                         -------------------------
their legal defeasance option or their covenant defeasance option only if:

          (1) the Issuers irrevocably deposit in trust with the Trustee money in U.S. Dollars or U.S. Government Obligations for the payment of principal, premium, if any, interest and Additional Amounts, if any, on the Securities to maturity or redemption, as the case may be;

          (2) the Issuers deliver to the Trustee a certificate from an internationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Issuers occurs which is continuing at the end of the period;

          (4) the deposit does not constitute a default under any other agreement binding on the Issuers;

          (5) the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (i) (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the Closing Date there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and shall be subject to U.S. federal income tax and income tax under applicable law of The Netherlands on same amount, in the same manner and at the same times as would have been the case if such defeasance had not occurred, (ii) after the 91st day following the deposit, trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under applicable U.S. federal or state law or applicable law of The Netherlands and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of holders of the Securities and (iii) payments from the defeasance trust shall be free and exempt from any and all withholding taxes and other income taxes of whatever nature imposed or levied by or on behalf of The Netherlands or any political subdivision thereof or therein having the power to tax;

          (7) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Security holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and shall be subject to U.S. federal income tax and income tax under applicable law of The Netherlands on the same amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, (ii) after the 91st day following the deposit, trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under applicable U.S. federal or state law or applicable law of The Netherlands and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of holders of the Securities and (iii) payments from the defeasance trust shall be free and exempt from any and all withholding taxes and other income taxes of whatever nature imposed or levied by or on behalf of The Netherlands or any political subdivision thereof or therein having the power to tax; and

          (8) the Issuers deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

          Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

          SECTION 8.03.  Application of Trust Money.  The Trustee shall hold in
                         ---------------------------
trust money in Deutsche Marks or German Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from German Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, interest and Additional Amounts, if any, on the Securities.

          SECTION 8.04.  Repayment to the Issuers.  The Trustee and the Paying
                         -------------------------
Agent shall promptly turn over to the Issuers upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Issuers for payment as general creditors; provided, however, that the Trustee or
                                          --------  -------
such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers give notice to the Holders that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining shall be repaid to the Issuers. Such notice shall also be given in accordance with Section 11.02.

          SECTION 8.05.  Indemnity for Government Obligations.  The Issuers
                         -------------------------------------
shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited German Government Obligations or the principal and interest received on such German Government Obligations.

          SECTION 8.06.  Reinstatement.  If the Trustee or Paying Agent is
                         --------------
unable to apply any money in Deutsche Marks or German Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or German Government Obligations in accordance with this Article 8; provided, however,
                                                           --------  -------
that, if the Issuers have made any payment of interest and Additional Amounts, if any, on or principal of any Securities because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or German Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9

                                   Amendments
                                   ----------

          SECTION 9.01.  Without Consent of Holders.  The Issuers and the
                         ---------------------------
Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Article 5;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the
                                       --------  -------
     uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (4) to add Note Guarantees with respect to the Securities or to secure the Securities;

          (5) to add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers;

          (6) to comply with any requirements of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

          (7) to make any change that does not adversely affect the rights of any Securityholder;

          (8) to provide for the issuance of the Exchange Securities or Private Exchange Securities, which shall have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Securities, as a single issue of securities; or

          (9) to provide for the assumption by a Successor Company of the obligations of either of the Issuers.

          After an amendment under this Section becomes effective, the Issuers shall deliver to each Securityholder, in accordance with Section 11.02, a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

          SECTION 9.02.  With Consent of Holders.  The Issuers and the Trustee
                         ------------------------
may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities). However, without the consent of each Securityholder affected, an amendment may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest or any liquidated damages on any Security;

          (3) reduce the principal of or extend the Stated Maturity of any Security;

          (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
     Article 3;

          (5) make any Security payable in money other than that stated in the Security;

          (6) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or

          (7) make any change in Section 4.16 that adversely affects the rights of any Holder of Securities or amend the terms of this Indenture in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Issuers agree to pay Additional Amounts, if any, in respect thereof.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 9.02 becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

          SECTION 9.03.  Compliance with Trust Indenture Act.  Every amendment
                         ------------------------------------
to this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.04.  Revocation and Effect of Consents and Waivers.  A
                         ----------------------------------------------
consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Issuers or the Trustee and (ii) such amendment or waiver has been executed by the Issuers and the Trustee.

          The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05.  Notation on or Exchange of Securities.  If an amendment
                         --------------------------------------
changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.06.  Trustee To Sign Amendments.  The Trustee shall sign any
                         ---------------------------
amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuers and the Note Guarantors, if any, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

          SECTION 9.07.  Payment for Consent.  None of the Issuers or any
                         --------------------
Affiliate of the Issuers shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                                Note Guarantees
                                ---------------

          SECTION 10.01. Execution of Supplemental Indenture for Future Note
                         ---------------------------------------------------
Guarantors.  Each Subsidiary which is required to become a Note Guarantor
-----------
pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Note Guarantor and shall guarantee the Guaranteed Obligations (as defined in Exhibit C). Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Note Guarantor is a legal, valid and binding obligation of such Note Guarantor, enforceable against such Note Guarantor in accordance with its terms.

                                   ARTICLE 11

                                 Miscellaneous
                                 -------------

          SECTION 11.01.  Trust Indenture Act Controls.  If any provision of
                          -----------------------------
this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 11.02.  Notices.  (a) Any notice or communication to the
                          --------
Issuers or the Trustee shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

               if to the Issuers:
                    The Derby Cycle Corporation,
                    c/o Raleigh Industries Ltd.
                    Triumph Road
                    Nottingham NG7 2DD, England
                    (telecopier no.: 011-44-115-942-2178)

               Attention of:
                    Mr. Alan J. Finden-Crofts

               if to the Trustee:
                    IBJ Schroder Bank & Trust Company
                    One State Street, 11th Floor
                    New York, New York 10004
                    (telecopier no.:  (212) 858-2952)

               Attention of:
                    Corporate Finance Trust Services


          The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Issuers or the Trustee shall be deemed to have been given or made upon actual receipt thereof by the addressee.

          (b) Notice regarding the Securities shall be (i) mailed by first-class mail to each Holder's registered address and (ii) published in a leading newspaper having a general circulation in (a) New York City (which is expected to be the Wall Street Journal), (b) Frankfurt, Germany (which is expected to be
          ---- ------ -------
Frankfurter Allgemeine
----------- ----------

Zeitung) and (c) if and so long as the Securities are listed on the Luxembourg
-------
Stock Exchange and the rules of the Luxembourg Stock Exchange so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxembourg Wort). If and so long as the Securities are listed on any other
    ---------------
securities exchange, notices shall also be given in accordance with any applicable requirements of such securities exchange (which requirements, in the case of any such securities exchange not located in the United States, shall be specified by the Issuers in writing to the Trustee). Notices given by publication shall be deemed to be given on the first date on which publication is made, and notices given by first-class mail shall be deemed given five calendar days after mailing.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is published or mailed in the manner provided herein, it is duly given, whether or not the addressee reads or receives it.

          SECTION 11.03.  Communication by Holders with Other Holders.
                          --------------------------------------------
Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

          SECTION 11.04.  Certificate and Opinion as to Conditions Precedent.
                          ---------------------------------------------------
Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 11.05.  Statements Required in Certificate or Opinion.  Each
                          ----------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 11.06.  When Securities Disregarded.  In determining whether
                          ----------------------------
the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuers, any Note Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Note Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 11.07.  Rules by Trustee, Paying Agent and Registrar.  The
                          ---------------------------------------------
Trustee may make reasonable rules for action by or at a meeting of Securityholders. If and so long as the Securities are listed on any securities exchange, such rules shall, to the extent not inconsistent with the provisions of this Indenture, comply with any applicable requirements of such securities exchange. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 11.08.  Legal Holidays.  A "Legal Holiday" is a Saturday, a
                          ---------------
Sunday or a day on which banking institutions are not required to be open in the State of New York, the Netherlands, Luxembourg or a place of payment. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue with respect to such payment for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 11.09.  GOVERNING LAW.  THIS INDENTURE AND THE SECURITIES
                          --------------
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS

OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          SECTION 11.10  Jurisdiction.  Each of the Issuers agrees that any
                         -------------
suit, action or proceeding against such Issuer or any Note Guarantor brought by any Holder or the Trustee arising out of or based upon this Indenture or the Securities may be instituted in any state or U.S. federal court in the Borough of Manhattan, The City of New York, New York, and any appellate court from any thereof, and it irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Issuers irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture or the Securities, including such actions, suits or proceedings relating to securities laws of the United States or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the Issuers agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such Issuer and may be enforced in any court to the jurisdiction of which such Issuer is subject by a suit upon such judgment; provided that service of process is effected upon
                           --------
such Issuer in the manner provided by this Section 11.10. Each of the Issuers has irrevocably appointed CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture, the Securities or the transactions contemplated herein which may be instituted in any state or U.S. federal court in the Borough of Manhattan, The City of New York, New York, by any Holder or the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Issuers hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Issuers agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon each of the Issuers. Notwithstanding the foregoing, any action involving the Issuers arising out of or based upon this Indenture or the Securities may be instituted by any Holder or the Trustee in any court of competent jurisdiction in any other jurisdiction.

          SECTION 11.11. No Personal Liability of Directors, Officers,
                         ---------------------------------------------
Employees and Stockholders.  No director, officer, employee or stockholder of
--------------------------
either of the Issuers, as such, shall have any liability for any obligations of such Issuer under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of a Security by accepting such Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under U.S. federal securities laws and it is the view of the Commission that such a waiver is against public policy.

          SECTION 11.12.  Successors.  All agreements of the Issuers and each
                          -----------
Note Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.13.  Multiple Originals.  The parties may sign any number
                          -------------------
of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 11.14.  Table of Contents; Headings.  The table of contents,
                          ----------------------------
cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                              THE DERBY CYCLE CORPORATION,


                                by /s/ Alan J. Finden-Crofts
                                   -------------------------------
                                   Name: Alan J. Finden-Crofts
                                   Title:

                              LYON INVESTMENTS B.V.,


                                by /s/ Alan J. Finden-Crofts
                                   -------------------------------
                                   Name: Alan J. Finden-Crofts
                                   Title:

                              IBJ SCHRODER BANK & TRUST COMPANY, as Trustee


                                by /s/ Stephen J. Giurlando
                                   --------------------------------
                                   Name: Stephen J. Giurlando
                                   Title:

                                                                      APPENDIX A


                   PROVISIONS RELATING TO INITIAL SECURITIES,
                   ------------------------------------------
                          PRIVATE EXCHANGE SECURITIES
                          ---------------------------
                            AND EXCHANGE SECURITIES
                            -----------------------

     1. Definitions
        -----------

     1.1  Definitions
          -----------

     For the purposes of this Appendix A the following terms shall have the meanings indicated below:

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Cedel" means Cedel Bank, S.A., or any successor securities clearing agency.

          "Definitive Security" means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

          "Depositary" means The Depository Trust Company, its nominees and their respective successors.

          "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

          "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

          "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Private Exchange" means an offer by the Issuers, pursuant to a Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

          "Purchase Agreement" means the Purchase Agreement dated May 7, 1998, among the Issuers and the Initial Purchasers.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registration Agreement" means the Exchange and Registration Rights Agreement dated May 14, 1998, among the Issuers and the Initial Purchasers.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

          "Regulation S Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

          "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Securities.

          "Restricted Securities Legend" means the legend set forth in Section 2.3(e)(i) herein.

          "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

          "Shelf Registration Statement" means a registration statement filed by the Issuers in connection with the offer and sale of Initial Securities pursuant to a Registration Agreement.

          "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

     1.2  Other Definitions
          -----------------

     Term:                                              Defined in Section:
     ----                                               ------------------

"Agent Members"...................................................  2.1(b)
"IAI Global Security..............................................  2.1(a)
"Global Security".................................................  2.1(a)
"Regulation S Global Security"....................................  2.1(a)
"Rule 144A Global Security".......................................  2.1(a)


     2.   The Securities
          --------------

     2.1  Form and Dating
          ---------------

          The Initial Securities issued on the date hereof shall be (i) offered and sold by the Issuers pursuant to a Purchase Agreement and (ii) resold, initially only to (A) QIBs in reliance on Rule 144A and (B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

          (a)  Global Securities.  Rule 144A Securities shall be issued
               ------------------
initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the "Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend, the Restricted Securities Legend and, in the case of the Regulation S Global Security, the Regulation S Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by each of the Issuers and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the "IAI Global Security") shall also be issued on the Closing Date, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by each of the Issuers and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution.

Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities." The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

          (b)  Book-Entry Provisions.  This Section 2.1(b) shall apply only to a
               ----------------------
Global Security deposited with or on behalf of the Depositary.

          Each of the Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of each of the Issuers, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwith standing the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c)  Definitive Securities.  Except as provided in Section 2.3 or 2.4,
               ----------------------
owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

     2.2  Authentication.  The Trustee shall authenticate and make available for
          ---------------
delivery upon a written order of each of the Issuers signed by two Officers (1) Initial Securities for original issue on the date hereof in an aggregate principal amount of $100,000,000 and (2) the (A) Exchange Securities for issue only in a Registered Exchange Offer and (B) Private Exchange Securities for issue only in a Private Exchange, in the case of each of (A) and (B) pursuant to a Registration Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000 except as provided in Section 2.07 of this Indenture.

     2.3  Transfer and Exchange.    (a)  Transfer and Exchange of Definitive
          ----------------------         -----------------------------------
Securities. When Definitive Securities are presented to the Registrar with a
-----------
request:

          (x)  to register the transfer of such Definitive Securities; or

          (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however,
                                                          --------  -------
that the Definitive Securities surrendered for transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to each of the Issuers and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to clause (A),
     (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

               (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security);

               (B) if such Definitive Securities are being transferred to the Issuers, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

               (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (ii) if the Issuers so request, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in
          Section 2.3(d)(i).

          (b)  Restrictions on Transfer of a Definitive Security for a
               -------------------------------------------------------
Beneficial Interest in a Global Security.  A Definitive Security may not be
-----------------------------------------
exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, together with:

          (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A, (B) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit D or (C) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

          (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Issuers shall issue and the Trustee shall authenticate, upon written order of each of the Issuers in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

          (c)  Transfer and Exchange of Global Securities.  (i)  The transfer
               -------------------------------------------
and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global

Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Cedel. In the case of a transfer of a beneficial interest in either the Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

          (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

          (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.

          (d)  Restrictions on Transfer of Regulation S Global Security.   (i)
               --------------------------------------------------------
Prior to the expiration of the Restricted Period, interests in the Regulation S Global Security may only be held through Euroclear or Cedel. During the Restricted Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Cedel in accordance with the Applicable Procedures and only (A) to the Issuers, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (E) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (F) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (i) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or
(ii) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

          (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

          (e)  Legend.
               -------

          (i)  Except as permitted by the following paragraphs (ii), (iii) or
     (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE

     SECURITIES ACT, SUBJECT TO THE ISSUERS AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Security shall also bear the following additional legend:

     "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

          (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

          (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to the Restricted Securities Legend on such Initial Securities or such Private Exchange Securities shall cease to apply and the requirements that any such Initial Securities or such Private Exchange Securities be issued in global form shall continue to apply.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities, including that Initial Securities be issued in global form, shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

          (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities, including that Initial Securities be issued in global form, shall continue to apply, and Private Exchange Securities in global form with the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Private Exchange.

          (vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

          (f)  Cancelation or Adjustment of Global Security.  At such time as
               ---------------------------------------------
all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (g)  Obligations with Respect to Transfers and Exchanges of
               ----------------------------------------- ------------
Securities.
-----------

          (i) To permit registrations of transfers and exchanges, each of the Issuers shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Issuers, or the Paying Agent, as applicable, may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06, 4.08 and 9.05).

          (iii) Prior to the due presentation for registration of transfer of any Security, each of the Issuers, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such

     Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, any Note Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (h)  No Obligation of the Trustee.
               -----------------------------

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4  Definitive Securities
          ---------------------

          (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies each of the Issuers that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by each of the Issuers within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) each of the Issuers, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (d)  In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                                                                       EXHIBIT A

                      [FORM OF FACE OF INITIAL SECURITY]


                          [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                        [Restricted Securities Legend]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS

WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                       [Regulation S Securities Legend]

          UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE U.S. SECURITIES ACT.


Each Definitive Security shall bear the following additional legend:

          "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES

AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

No.                                                                  $__________

                           10% Senior Note due 2008

                                                                CUSIP No. ______

          THE DERBY CYCLE CORPORATION, a Delaware corporation, and LYON INVESTMENTS B.V., a company organized under the laws of the Netherlands, as joint and several obligors, promise to pay to Cede & Co., or registered assigns,
the principal sum [of                 Dollars] [listed on the Schedule of
Increases or Decreases in Global Security attached hereto]/1/ on May 15, 2008.


          Payment Dates:  May 15 and November 15.

          Record Dates:  May 1 and November 1.


_________________

/1/  Use the second set of bracketed language for a Global Security.

         Additional provisions of this Security are set forth on the other side of this Security.

         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                              THE DERBY CYCLE CORPORATION,

                                by
                                    __________________________________
                                    Name:
                                    Title:

                                by
                                    __________________________________
                                    Name:
                                    Title:


                              LYON INVESTMENTS B.V.,

                                by
                                    __________________________________
                                    Name:
                                    Title:

                                by
                                    __________________________________
                                    Name:
                                    Title:

Dated:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

IBJ SCHRODER BANK & TRUST COMPANY,

     as Trustee, certifies
     that this is one of
     the Securities referred
     to in the Indenture.


by _________________________
     Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                            10% Senior Note due 2008


          Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture (as defined).

1.  Interest
    --------

          (a) THE DERBY CYCLE CORPORATION, a Delaware corporation, and LYON INVESTMENTS B.V., a company organized under the laws of the Netherlands, as joint and several obligors, promise to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuers shall pay interest
semiannually on May 15 and November 15 of each year[, commencing [          ],
1998]/2/. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 14, 1998. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.


          (b) Liquidated Damages.  The Holder of this Security is entitled to
              ------------------
the benefits of an Exchange and Registration Rights Agreement, dated as of May 14, 1998, among the Issuers and the Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. If (i) the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable under the Registration Agreement, is not filed with the Commission on or prior to 90 days after the Issue Date, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 210 days after the Issue Date, (iii) the Registered Exchange Offer is not consummated on or prior to 240 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective within 210 days after the Issue Date but shall thereafter cease to be effective (at any time that the Issuers are obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Issuers shall pay liquidated damages to each Holder of Transfer Restricted Securities, during the period of such Registration Default, in an amount equal to $0.192 per week per $1,000 principal amount of the Securities constituting Transfer Restricted Securities held by such Holder until the applicable Registration Statement is filed

__________________
/2/    Use bracketed language for Initial Securities only.

or declared effective, the Registered Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to Holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages. For purposes of the foregoing, "Transfer Restricted Securities" means (i) each Initial Security until the date on which such Initial Security has been exchanged for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) each Initial Security or Private Exchange Security until the date on which such Initial Security or Private Exchange Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or (iii) each Initial Security or Private Exchange Security until the date on which such Initial Security or Private Exchange Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

2.  Method of Payment
    -----------------

          The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the May 1 or November 1 next preceding the payment date even if Securities are canceled after the record date and on or before the payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium, liquidated damages, interest and Additional Amounts, if any, in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, liquidated damages, interest and Additional Amounts, if any) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuers shall make all payments in respect of a certificated Security (including principal, premium, liquidated damages, interest and Additional Amounts, if any), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case
--------  -------
of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar
    --------------------------

          Initially, IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation (the "Trustee"), shall act as Paying Agent and Registrar. The Issuers also intend to appoint THE INDUSTRIAL BANK OF JAPAN (LUXEMBOURG), S.A. as Luxembourg Paying Agent once they apply for listing of the Securities on the Luxembourg Stock Exchange. The Issuers may appoint and change any Paying Agent or Registrar without notice. DCC or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar. In all circumstances, the Issuers shall ensure that (i) at least one Paying Agent shall be located in the United States, (ii) at least one Paying Agent shall be, if and so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, located in Luxembourg or such other place as the Luxembourg Stock Exchange may approve and (iii) if and so long as the Securities are listed on any other securities exchange, any applicable requirements of such exchange as to Paying Agents are satisfied.

4.  Indenture
    ---------

          The Issuers issued, as joint and several obligors, the Securities under an Indenture dated as of May 14, 1998 (the "Indenture"), among the Issuers and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date
                          ------
of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Securityholders are referred to the Indenture and the TIA for a statement of such terms and provisions.

          The Securities are senior unsecured obligations of the Issuers, as joint and several obligors, limited to $100,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the [Initial Securities] [Private Exchange Securities] referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of DCC and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, enter into additional lines of business, enter into Sale/Leaseback Transactions and make asset sales.

The Indenture also imposes limitations on the ability of the Issuers to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of either Issuer.

          To guarantee the due and punctual payment of the principal, interest and Additional Amounts, if any, on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, any Note Guarantors shall, jointly and severally, unconditionally guarantee the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture and the Supplemental Indenture.

5.  Optional Redemption
    -------------------

          Except as set forth below, the Securities shall not be redeemable at the option of the Issuers prior to May 15, 2003. Thereafter, the Securities shall be redeemable at the option of the Issuers, in whole or in part, on not less than 30 nor more than 60 days' prior notice delivered to each Holder of Securities in accordance with paragraph 7 herein, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant payment date and Additional Amounts, if any, in respect thereof), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

                                                      REDEMPTION
          YEAR                                           PRICE
          ------------------------------------------------------

          2003                                          105.000%
          2004                                          103.333%
          2005                                          101.667%
          2006 and thereafter                           100.000%

          At any time and from time to time prior to May 15, 2001, the Issuers may, at their option, redeem up to a maximum of 33 1/3% of the original aggregate principal amount of the Securities with all or a portion of the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price equal to 110.000% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant payment date and Additional Amounts, if any, in respect thereof); provided, however, that, after giving
                                      --------  -------
effect to any such redemption, at least 66 2/3% of the original aggregate principal amount of the Securities remains outstanding. Any such redemption shall be made within 60 days of such Public Equity Offering upon not less than 30 nor more than 60 days' notice delivered to each Holder of Securities being redeemed in accordance with paragraph 7 herein and otherwise in accordance with the procedures set forth in the Indenture.

          The Securities may be redeemed, at the option of the Issuers, in whole but not in part, at any time upon giving not less than 30 nor more than 60 days' notice delivered to each Holder of Securities in accordance with paragraph 7 herein (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuers for redemption (a "Tax Redemption Date") and all Additional Amounts, if any, then due and which shall become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Issuers determine that, as a result of (i) any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of the United States or The Netherlands or any other jurisdiction in which either of the Issuers is organized or engaged in business for tax purposes (or, in each case, any political subdivision or taxing authority thereof or therein) or of the jurisdiction from or through which payment is made or where the payor is located affecting taxation, which change or amendment becomes effective on or after the Closing Date, or (ii) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Closing Date, the Issuers are or shall be required to pay Additional Amounts, and the Issuers determine that such payment obligation cannot be avoided by the Issuers taking reasonable measures. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuers would be obligated to make such payment or withholding if a payment in respect of the Securities were then due. Prior to the delivery of any notice of redemption of the Securities pursuant to the foregoing, the Issuers shall deliver to the Trustee an opinion of a tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on all Holders of Securities.

6.  Sinking Fund
    ------------

          The Securities are not subject to any sinking fund.

7.  Notice of Redemption
    --------------------

          Notice of redemption shall be given at least 30 days but not more than 60 days before the redemption date. Such notice shall be (i) mailed by first-class mail to the registered address of each Holder of Securities to be redeemed and (ii) published in a leading newspaper having a general circulation in (a) New York City (which is expected to be the Wall Street Journal), (b) Frankfurt, Germany
                                  -------------------
(which is expected to be Frankfurter Allgemeine Zeitung) and (c) if and so long
                         ------------------------------
as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxembourg Wort)). If and
                                                       ---------------
so long as the Securities are listed on any other securities exchange, notices shall also be given in accordance with any applicable requirements of such securities exchange. Notices given by publication shall be deemed to be given on the first date on which publication is made, and notices given by first-class mail shall be deemed given five calendar days after mailing. Securities in denominations equal to or larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest and Additional Amounts, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.   Repurchase of Securities at the Option of Holders upon Change of Control
     ------------------------------------------------------------------------

          Upon a Change of Control, each Holder of Securities shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuers to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant payment date that is on or prior to the date of purchase and Additional Amounts, if any, in respect thereof) as provided in, and subject to the terms of, the Indenture.

9.  Denominations; Transfer; Exchange
    ---------------------------------

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents, and the Issuers, or the Paying Agent, as applicable, may require a Holder to pay any taxes required by law or permitted by the Indenture. The Issuers shall not be required to transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10.  Persons Deemed Owners
     ---------------------

          Subject to the provisions hereof with respect to record dates, the registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money
     ---------------

          If money for the payment of principal, interest or Additional Amounts remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

12.  Discharge and Defeasance
     ------------------------

          Subject to certain conditions, the Issuers at any time may terminate some of or all of their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver
     -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Securities) and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Issuers and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Note Guarantees with respect to the Securities; (v) to secure the Securities;
(vi) to add additional covenants or to surrender rights and powers conferred on the Issuers; (vii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Securityholder;
(ix) to provide for the issuance of the Exchange Securities or Private Exchange Securities; or (x) to provide for the assumption by a Successor Company of the obligations of either of the Issuers.

14.  Defaults and Remedies
     ---------------------

          If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of either Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Issuers may declare the principal of and accrued but unpaid interest and Additional Amounts, if any, on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of either Issuer occurs, the principal of and interest and Additional Amounts, if any, on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

          If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, interest or Additional Amounts, if any, when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.  Trustee Dealings with the Issuers
     ---------------------------------

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of

Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of either of the Issuers, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee shall be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest,
                    --------  -------
it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

16.  No Recourse Against Others
     --------------------------

          A director, officer, employee or stockholder, as such, of either Issuer or any Note Guarantor shall not have any liability for any obligations of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication
     --------------

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  Governing Law
     -------------

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITH OUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.  CUSIP Numbers
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          THE ISSUERS SHALL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint          agent to transfer this Security on the books of
the Issuers. The agent may substitute another to act for him.


____________________________________________________________

Date: ________________ Your Signature: _____________________


Signature of Signature Guarantee: ______________________________________________
Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

         CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                        TRANSFER RESTRICTED SECURITIES


This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

[_] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1)  [_]  to an Issuer; or

     (2) [_] pursuant to an effective registration statement under the Securities Act of 1933; or

     (3) [_] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (4) [_] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

     (5) [_] to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

     (6) [_] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

     Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if
                                                      --------  -------
     box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                        ________________________
                                             Your Signature

Signature Guarantee:

Date: ______________________            __________________________
Signature must be guaranteed            Signature of Signature
by a participant in a                   Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

____________________________________________________________________

             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________            _______________________________
                                        NOTICE:  To be executed by
                                              an executive officer

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The initial principal amount of this Global Security is $[        ].
The following increases or decreases in this Global Security have been made:

Date of        Amount of decrease in         Amount of increase in         Principal amount of this      Signature of authorized
Exchange       Principal  Amount of this     Principal Amount of this      Global Security following     Signatory of Trustee or
               Global Security               Global Security               such decrease or increase     Securities Custodian

                      OPTION OF HOLDER TO ELECT PURCHASE

          IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY AN ISSUER PURSUANT TO SECTION 4.06 (ASSET SALE) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                 ASSET SALE   [_]          CHANGE OF CONTROL   [_]

          IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY AN ISSUER PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT:

$


DATE: __________________ YOUR SIGNATURE: __________________
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE SECURITY)


SIGNATURE GUARANTEE:_______________________________________

SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                                                                       EXHIBIT B
                      [FORM OF FACE OF EXCHANGE SECURITY]


                          [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.                                                                  $__________

                           10% Senior Note due 2008

                                                                CUSIP No. ______

          THE DERBY CYCLE CORPORATION, a Delaware corporation, and LYON INVESTMENTS B.V., a company organized under the laws of the Netherlands, as joint and several obligors, promise to pay to Cede & Co., or registered assigns,
the principal sum [of         Dollars] [listed on the Schedule of Increases or
Decreases in Global Security attached hereto]/3/ on May 15, 2008.



          Payment Dates:  May 15 and November 15.

          Record Dates:  May 1 and November 1.



____________

/3/  Use the second set of bracketed language for a Global Security.

          Additional provisions of this Security are set forth on the other side of this Security.


          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                              THE DERBY CYCLE CORPORATION,

                                by

                                    _________________________________
                                    Name:
                                    Title:

                                by

                                    _________________________________
                                    Name:
                                    Title:

                              LYON INVESTMENTS B.V.,

                                by

                                    _________________________________
                                    Name:
                                    Title:

                                by

                                    _________________________________
                                    Name:
                                    Title:

Dated:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

IBJ SCHRODER BANK & TRUST COMPANY,

     as Trustee, certifies
     that this is one of
     the Securities referred
     to in the Indenture.

     by
        _____________________________
             Authorized Signatory

                  [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                            10% Senior Note due 2008


          Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture (as defined).

1.  Interest
    --------

          THE DERBY CYCLE CORPORATION, a Delaware corporation, and LYON INVESTMENTS B.V., a company organized under the laws of the Netherlands, as joint and several obligors, promise to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuers shall pay interest
semiannually on May 15 and November 15 of each year[, commencing [          ],
1998]/4/. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 14, 1998. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment
    -----------------

          The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the May 1 or November 1 next preceding the payment date even if Securities are canceled after the record date and on or before the payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium, liquidated damages, interest and Additional Amounts, if any, in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, liquidated damages, interest and Additional Amounts, if any) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuers shall make all payments in respect of a certificated Security (including principal, premium, liquidated damages, interest and Additional Amounts, if any), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case
--------  -------
of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the

/4/    Use bracketed language for Initial Securities only.

payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar
    --------------------------

          Initially, IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation (the "Trustee"), shall act as Paying Agent and Registrar. The Issuers also intend to appoint THE INDUSTRIAL BANK OF JAPAN (LUXEMBOURG), S.A. as Luxembourg Paying Agent once they apply for listing of the Securities on the Luxembourg Stock Exchange. The Issuers may appoint and change any Paying Agent or Registrar without notice. DCC or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar. In all circumstances, the Issuers shall ensure that (i) at least one Paying Agent shall be located in the United States, (ii) at least one Paying Agent shall be, if and so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, located in Luxembourg or such other place as the Luxembourg Stock Exchange may approve and (iii) if and so long as the Securities are listed on any other securities exchange, any applicable requirements of such exchange as to Paying Agents are satisfied.

4.  Indenture
    ---------

          The Issuers issued, as joint and several obligors, the Securities under an Indenture dated as of May 14, 1998 (the "Indenture"), among the Issuers and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date
                          ------
of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Securityholders are referred to the Indenture and the TIA for a statement of such terms and provisions.

          The Securities are senior unsecured obligations of the Issuers, as joint and several obligors, limited to $100,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of DCC and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted

Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, enter into additional lines of business, enter into Sale/Leaseback Transactions and make asset sales. The Indenture also imposes limitations on the ability of the Issuers to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of either Issuer.

          To guarantee the due and punctual payment of the principal, interest and Additional Amounts, if any, on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, any Note Guarantors shall, jointly and severally, unconditionally guarantee the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture and the Supplemental Indenture.

5.  Optional Redemption
    -------------------

          Except as set forth below, the Securities shall not be redeemable at the option of the Issuers prior to May 15, 2003. Thereafter, the Securities shall be redeemable at the option of the Issuers, in whole or in part, on not less than 30 nor more than 60 days' prior notice delivered to each Holder of Securities in accordance with paragraph 7 herein, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant payment date and Additional Amounts, if any, in respect thereof), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

                                                      REDEMPTION
          YEAR                                           PRICE
          ------------------------------------------------------

          2003                                          105.000%
          2004                                          103.333%
          2005                                          101.667%
          2006 and thereafter                           100.000%

          At any time and from time to time prior to May 15, 2001, the Issuers may, at their option, redeem up to a maximum of 33 1/3% of the original aggregate principal amount of the Securities with all or a portion of the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price equal to 110.000% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant payment date and Additional Amounts, if any, in respect thereof); provided, however, that, after giving effect to any such redemption, at least 66 2/3% of the original aggregate principal amount of the Securities remains outstanding. Any such redemption shall be made within 60 days of such Public Equity Offering upon not less than 30 nor more than 60 days' notice delivered to each Holder of Securities being redeemed in accordance with paragraph 7 herein and otherwise in accordance with the procedures set forth in the Indenture.

          The Securities may be redeemed, at the option of the Issuers, in whole but not in part, at any time upon giving not less than 30 nor more than 60 days' notice delivered to each Holder of Securities in accordance with paragraph 7 herein (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuers for redemption (a "Tax Redemption Date") and all Additional Amounts, if any, then due and which shall become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Issuers determine that, as a result of (i) any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of the United States or The Netherlands or any other jurisdiction in which either of the Issuers is organized or engaged in business for tax purposes (or, in each case, any political subdivision or taxing authority thereof or therein) or of the jurisdiction from or through which payment is made or where the payor is located affecting taxation, which change or amendment becomes effective on or after the Closing Date, or (ii) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Closing Date, the Issuers are or shall be required to pay Additional Amounts, and the Issuers determine that such payment obligation cannot be avoided by the Issuers taking reasonable measures. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuers would be obligated to make such payment or withholding if a payment in respect of the Securities were then due. Prior to the delivery of any notice of redemption of the Securities pursuant to the foregoing, the Issuers shall deliver to the Trustee an opinion of a tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on all Holders of Securities.

6.  Sinking Fund
    ------------

          The Securities are not subject to any sinking fund.

7.  Notice of Redemption
    --------------------

          Notice of redemption shall be given at least 30 days but not more than 60 days before the redemption date. Such notice shall be (i) mailed by first-class mail to the registered address of each Holder of Securities to be redeemed and (ii) published in a leading newspaper having a general circulation in (a) New York City (which is expected to be the Wall Street Journal), (b) Frankfurt,
                                           ---- ------ -------
Germany (which is expected to be Frankfurter Allgemeine Zeitung) and (c) if and
                                 ----------- ---------- -------
so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxembourg Wort)). If and
                                                       ---------------
so long as the Securities are listed on any other securities exchange, notices shall also be given in accordance with any applicable requirements of such securities exchange. Notices given by publication shall be deemed to be given on the first date on which publication is made, and notices given by first-class mail shall be deemed given five calendar days after mailing. Securities in denominations equal to or larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest and Additional Amounts, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of Holders upon Change of Control
   ------------------------------------------------------------------------

          Upon a Change of Control, each Holder of Securities shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuers to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant payment date that is on or prior to the date of purchase and Additional Amounts, if any, in respect thereof) as provided in, and subject to the terms of, the Indenture.

9.  Denominations; Transfer; Exchange
    ---------------------------------

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents, and the Issuers, or the Paying Agent, as applicable, may require a Holder to pay any taxes required by law or permitted by the Indenture. The Issuers shall not be required to transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10.  Persons Deemed Owners
     ---------------------

          Subject to the provisions hereof with respect to record dates, the registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money
     ---------------

          If money for the payment of principal, interest or Additional Amounts remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

12.  Discharge and Defeasance
     ------------------------

          Subject to certain conditions, the Issuers at any time may terminate some of or all of their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver
     -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Securities) and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Issuers and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Note Guarantees with respect to the Securities; (v) to secure the Securities;
(vi) to add additional covenants or to surrender rights and powers conferred on the Issuers; (vii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA;

(viii) to make any change that does not adversely affect the rights of any Securityholder; (ix) to provide for the issuance of the Exchange Securities or Private Exchange Securities; or (x) to provide for the assumption by a Successor Company of the obligations of either of the Issuers.

14.  Defaults and Remedies
     ---------------------

          If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of either Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Issuers may declare the principal of and accrued but unpaid interest and Additional Amounts, if any, on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of either Issuer occurs, the principal of and interest and Additional Amounts, if any, on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

          If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, interest or Additional Amounts, if any, when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.  Trustee Dealings with the Issuers
     ---------------------------------

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of either of the Issuers, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee shall be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest,
                    --------  -------
it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

16.  No Recourse Against Others
     --------------------------

          A director, officer, employee or stockholder, as such, of either Issuer or any Note Guarantor shall not have any liability for any obligations of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication
     --------------

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  Governing Law
     -------------

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITH OUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.  CUSIP Numbers
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          THE ISSUERS SHALL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Issuers. The agent may substitute another to act for him.


____________________________________________________________

Date: ________________ Your Signature: _____________________


Signature of Signature Guarantee:_______________________________________________
Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The initial principal amount of this Global Security is $[        ].
The following increases or decreases in this Global Security have been made:

Date of       Amount of decrease in       Amount of increase in      Principal amount of this    Signature of authorized
Exchange      Principal  Amount of this   Principal Amount of this   Global Security following   Signatory of Trustee or
              Global Security             Global Security            such decrease or increase   Securities Custodian

                      OPTION OF HOLDER TO ELECT PURCHASE

          IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY AN ISSUER PURSUANT TO SECTION 4.06 (ASSET SALE) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                 ASSET SALE   [_]        CHANGE OF CONTROL   [_]

          IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY AN ISSUER PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT:

$


DATE: __________________                YOUR SIGNATURE: __________________
                                                   (SIGN EXACTLY AS YOUR NAME
                                                   APPEARS ON THE OTHER SIDE OF
                                                   THE SECURITY)


SIGNATURE GUARANTEE:_______________________________________
                    SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                                                                       EXHIBIT C

                        FORM OF SUPPLEMENTAL INDENTURE


               SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as
           of                     , among [GUARANTOR] (the "New Guarantor"), THE
           DERBY CYCLE CORPORATION (or its successor), a Delaware corporation, LYON INVESTMENTS B.V. (or its successor), a company organized under the laws of the Netherlands, and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as trustee under the Indenture referred to below (the "Trustee").


                             W I T N E S  E T H :


          WHEREAS the Issuers have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of May 14, 1998, providing for the issuance of an aggregate principal amount of up to $100,000,000 of 10% Senior Notes due 2008 (the "Securities");

          WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuers are required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuers' obligations under the Securities pursuant to a Note Guarantee on the terms and conditions set forth herein;

          WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture; and

          WHEREAS the terms used but not defined herein shall have the meanings ascribed thereto in the Indenture;


          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers[, the Existing Guarantors] and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

          1.  Agreement to Guarantee.  The New Guarantor hereby agrees[, jointly
              -----------------------
and severally with all the Existing Guarantors,] to unconditionally guarantee the Issuers' obligations under the Securities as a Note Guarantor on the terms and subject to the conditions set forth below and to be bound by all other applicable provisions of the Indenture and the Securities:

          a.  Note Guarantees.  The New Guarantor hereby jointly and severally
              ---------------
     unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of and interest and Additional Amounts, if any, on and liquidated damages in respect of the Securities when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under the Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers whether for expenses, indemnification or otherwise under the Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). The New Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the New Guarantor, and that the New Guarantor shall remain bound under this Supplemental Indenture notwithstanding any extension or renewal of any Guaranteed Obligation.

          The New Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The New Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of the New Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them;
     (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of the New Guarantor, except as provided in Section 1(b)(ii).

          The New Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among any other Note Guarantor, such that the New Guarantor's obligations would be less than the full amount claimed. The New Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuers first be used and depleted as payment of the Issuers' or the New Guarantor's obligations hereunder prior to any amounts being claimed from or paid by the New Guarantor hereunder. The New Guarantor hereby waives any right to which it may be entitled to require that the Issuers be sued prior to an action being initiated against the New Guarantor.

          The New Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

          Except as expressly set forth in Sections 8.01(b) and 10.01 of the Indenture and Section 1(b) herein, the obligations of the New Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the New Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Note Guarantor or would otherwise operate as a discharge of any Note Guarantor as a matter of law or equity.

          The New Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. The New Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the New Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest or Additional Amounts, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the New Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations,
     (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Issuers to the Holders and the Trustee.

          The New Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The New Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of any Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6 of the Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the New Guarantor for the purposes of this Section 1(a).

          The New Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 1(a).

          Upon request of the Trustee, the New Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture and this Supplemental Indenture.

          b.  Limitation on Liability.  (i)  Any term or provision of this
              -----------------------
     Supplemental Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Guaranteed Obligations guaranteed hereunder by the New Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Supplemental Indenture voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          (ii) This Note Guarantee as to the New Guarantor shall terminate and be of no further force or effect and the New Guarantor shall be deemed to be released from all obligations under this Supplemental Indenture upon (A) the merger or consolidation of the New Guarantor with or into any Person other than DCC or a Subsidiary or Affiliate of DCC where the New Guarantor is not the surviving entity of such consolidation or merger or (B) the sale by DCC or any Subsidiary of DCC (or any pledgee of DCC) of the Capital Stock of the New Guarantor, where, after such sale, the New Guarantor is no longer a Subsidiary of DCC; provided, however, that each such merger,
                                 --------  -------
     consolidation or sale (or, in the case of a sale by such a pledgee, the disposition of the proceeds of such sale) shall comply with Section 4.06 of the Indenture. At the request of the Issuers, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

          c.  Successors and Assigns.  This Supplemental Indenture shall be
              -----------------------
     binding upon the New Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture, this Supplemental Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture and this Supplemental Indenture.

          d.  No Waiver.  Neither a failure nor a delay on the part of either
              ----------
     the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture at law, in equity, by statute or otherwise.

          e.  Modification.  No modification, amendment or waiver of any
              -------------
     provision of this Supplemental Indenture, nor the consent to any departure by the New Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the New Guarantor in any case shall entitle the New Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          2.  Ratification of Indenture; Supplemental Indentures Part of
              ----------------------------------------------------------
Indenture.  Except as expressly amended hereby, the Indenture is in all respects
----------
ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          3.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY,
              --------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          4.   Jurisdiction.  The New Guarantor agrees that any suit, action or
               -------------
proceeding against the New Guarantor brought by any Holder or the Trustee arising out of or based upon the Indenture, this Supplemental Indenture or the Securities may be instituted in any state or U.S. federal court in the Borough of Manhattan, The City of New York, New York, and any appellate court from any thereof, and it irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The New Guarantor irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with the Indenture, this Supplemental Indenture or the Securities, including such actions, suits or proceedings relating to securities laws of the United States or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The New Guarantor agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the New Guarantor and may be enforced in any court to the jurisdiction of which the New Guarantor is subject by a suit upon such judgment; provided that service of process is effected upon
                              --------
the New Guarantor in the manner provided by this Section 4. The New Guarantor has irrevocably appointed CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or based upon the Indenture, this Supplemental Indenture, the Securities or the transactions contemplated herein which may be instituted in any state or U.S. federal court in the Borough of Manhattan, The City of New York, New York, by any Holder or the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The New Guarantor hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the New Guarantor agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the New Guarantor. Notwithstanding the foregoing, any action involving the New Guarantor arising out of or based upon the Indenture, this Supplemental Indenture or the Securities may be instituted by any Holder or the Trustee in any court of competent jurisdiction in any other jurisdiction.

          5.  Trustee Makes No Representation.  The Trustee makes no
              --------------------------------
representation as to the validity or sufficiency of this Supplemental Indenture.

          6.  Counterparts.  The parties may sign any number of copies of this
              -------------
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          7.  Effect of Headings.  The Section headings herein are for
              -------------------
convenience only and shall not effect the construction thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                             [NEW GUARANTOR],

                                              by
                                               _________________________________
                                               Name:
                                               Title:


                                             THE DERBY CYCLE CORPORATION,

                                              by
                                               _________________________________
                                               Name:
                                               Title:

                                             LYON INVESTMENTS B.V.,

                                              by
                                               _________________________________
                                               Name:
                                               Title:

                                             [EXISTING GUARANTORS],

                                              by________________________________
                                               Name:
                                               Title:


                                             IBJ SCHRODER BANK & TRUST COMPANY,
                                             as Trustee,

                                              by
                                               _________________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT D
                                    Form of
                      Transferee Letter of Representation


The Derby Cycle Corporation
Lyon Investments B.V.

In care of
IBJ Schroder Bank & Trust Company
One State Street
New York, New York 10004


Ladies and Gentlemen:


     This certificate is delivered to request a transfer of $_______ principal amount of the 10% Senior Notes due 2008 (the "Securities") of The Derby Cycle Corporation, a Delaware corporation, and Lyon Investments B.V. (together, the "Issuers").

     Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:_____________________

Taxpayer ID Number:__________

     The undersigned represents and warrants to you that:

     1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

     2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Issuers, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) in an offshore transaction within the meaning of, and in compliance with, Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale shall not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause
(d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuers and the Trustee.



                              TRANSFEREE:_________________,

                                by _______________________